STOCK PURCHASE AGREEMENT

                          Dated as of November 23, 1999

                                 by and between

                               BeautyBuys.Com Inc.

                                       and

                         Sinclair Broadcast Group, Inc.

                                     -E 40-

                                TABLE OF CONTENTS

ARTICLE I
         DEFINITIONS...................................................-1-
         SECTION 1.1.      Definitions.................................-1-
         SECTION 1.2.      Accounting Terms............................-5-

ARTICLE II
         PURCHASE, SALE AND TRANSFER OF COMMON STOCK;OPTION;
         CERTAIN RIGHTS................................................-5-
         SECTION 2.1.      Authorization of Common Stock...............-5-
         SECTION 2.2.      Purchase and Sale of Class B Common Stock...-5-
         SECTION 2.4.      The Closing.................................-8-
         SECTION 2.5.      Registration Rights.........................-9-
         SECTION 2.6.      Board Presence..............................-9-
         SECTION 2.7.      Protective Provisions.......................-9-
         SECTION 2.8.      Transfer of Shares in the Company...........-11-

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................-11-
         SECTION 3.1.      Organization, Standing, etc.................-11-
         SECTION 3.2.      Authorization and Execution.................-11-
         SECTION 3.3.      Governmental Authorizations.................-12-
         SECTION 3.4.      Non-Contravention...........................-12-
         SECTION 3.5.      Capitalization..............................-12-
         SECTION 3.6.      Subsidiaries................................-13-
         SECTION 3.7.      Litigation..................................-13-
         SECTION 3.8.      Investment Company..........................-13-
         SECTION 3.10.     Financial Statements........................-13-
         SECTION 3.11.     Employment Agreements.......................-14-
         SECTION 3.12.     Real Property...............................-14-
         SECTION 3.13.     Tax Matters.................................-14-
         SECTION 3.14.     Employee Benefit Plans......................-14-

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER............................-15-
         SECTION 4.1.      Organization, Standing, etc.................-15-
         SECTION 4.2.      Authorization and Execution.................-15-
         SECTION 4.3.      Governmental Authorizations.................-16-
         SECTION 4.4.      Non-Contravention...........................-16-
         SECTION 4.5.      Private Placement...........................-16-

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER.......................-17-
         SECTION 5.1...................................................-17-

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING BY THE COMPANY.........................-18-
         SECTION 6.1...................................................-18-

ARTICLE VII
MISCELLANEOUS..........................................................-19-
         SECTION 7.1.      Legends; Opinions Requirement...............-19-
         SECTION 7.2.      Register of Securities......................-19-
         SECTION 7.3.      Removal of Legend...........................-20-
         SECTION 7.4.      Rule 144....................................-20-
         SECTION 7.5.      Notices.....................................-20-
         SECTION 7.6.      Confidentiality.............................-22-
         SECTION 7.7.      Brokers; Finders............................-23-
         SECTION 7.8.      Tax Reporting...............................-23-
         SECTION 7.9.      Transaction Expenses........................-23-
         SECTION 7.10.     Amendment; Waiver...........................-23-
         SECTION 7.11.     Survival of Representations and Warranties..-23-
         SECTION 7.12.     Severability................................-23-
         SECTION 7.13.     Headings; Exhibits..........................-24-
         SECTION 7.14.     Entire Agreement............................-24-
         SECTION 7.15.     Successors and Assigns......................-24-
         SECTION 7.16.     Choice of Law...............................-24-
         SECTION 7.17.     Counterparts................................-24-


                                     -E 41-

                                TABLE OF EXHIBITS


Exhibit

A        Description of  Registration Rights

B        Form of Class A Common Stock Option Agreement

C        Form of Stock Option Plan

D        Co-Sale Rights

E        Form of 8% Convertible Subordinated Note in Favor of the New Era

F        Form of Non-Competition and Proprietary Information Agreements

G        Form of Non-Competition Agreement

                                     -E 42-

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 23, 1999, by and between BEAUTYBUYS.COM INC., a New Jersey corporation (the "Company"), and SINCLAIR BROADCAST GROUP, INC., a Maryland corporation (the "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, the Company proposes to issue and sell, and the Purchaser desires to purchase, 900,000 shares of the issued and outstanding shares of the Company's Class B Common Stock for the purchase price hereinafter set forth; and

     WHEREAS, each share of Class B Common Stock entitles the holder to ten (10) votes on all matters to be voted upon by the stockholders of the Company, and Purchaser, following such purchase, accordingly will own shares of Class B Common Stock entitling it to an aggregate of 9,000,000 votes; and

     WHEREAS, Synergy is the owner of 9,000,000 shares of the Company's Class A Common Stock, each share of which entitles the holder to one (1) vote, and accordingly Synergy owns shares of Class A Common Stock entitling it to an aggregate of 9,000,000 votes.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "ADVISOR" shall have the meaning set forth in Section 7.7.

     "ADVISOR OPTIONS" shall have the meaning set forth in Section 2.7(c).

     "AFFILIATE" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
                                     -E 43-

     "AGREEMENT" means this Agreement, as the same may be amended in accordance with its terms.

     "ADVERTISING TIME" shall have the meaning set forth in Section 2.3(a).

     "BB SHARES" shall mean the shares of Class B Common Stock purchased by Purchaser pursuant to Section 2.2 and/or the shares of Class A Common Stock acquired upon the exercise of the Option and/or the mandatory conversion of Class B Common Stock, as set forth in Section 2.3(a)(iii), owned by Purchaser on the date of determination.

     "BB TERM" shall have the meaning set forth in Section 2.3(b).

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in either the State of New York or the State of Maryland are authorized, required or permitted by law to close.

     "CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock and warrants, options and similar rights to acquire such capital stock.

     "CLASS A COMMON STOCK" means the Class A Common Stock, $.001 par value, of the Company.

     "CLASS B COMMON STOCK" means the Class B Common Stock, $.001 par value, of the Company.

     "CLOSING" and "Closing Date" have the meanings set forth in Section 2.4 hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMISSION" means the Securities and Exchange Commission or any successor thereof.

     "COMMON STOCK" means the Class A Common Stock and the Class B Common Stock of the Company.

                                     -E 44-

     "EARNED ADVERTISING TIME" means $10,000,000 for each calendar year of the BB Term, except for any calendar year which begins after (a) the effective date of a written notice of termination delivered by Purchaser pursuant to Section 2.3(a)(ii) hereof, or (b) receipt by the Company of a written notice of the application of a credit delivered by Purchaser pursuant to Section 2.3(a)(vi) hereof; provided that in no event shall the amount of such earned Advertising Time on the date of determination be less than $20,000,000.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

     "FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.9 hereof.

     "GOVERNMENTAL BODY" means any Federal, state, municipal, local or other governmental body, department, commission, board, bureau, agency or instrumentality, political subdivision or taxing authority, domestic or foreign.

     "IN-KIND SERVICES" and "IN-KIND VALUE" shall have the respective meanings set forth in Section 2.3(b).

     "IPO" means an initial public offering of the Common Stock by filing a Form S-1 or SB-2 registration statement with the Commission.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against the seller or any other person except account debtors, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute of any jurisdiction other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement).

     "LIMITATION DATE "and "LIMITATION NOTICE" shall have the respective meanings set forth in Section 2.3(b)(ii).

     "MATERIAL ADVERSE EFFECT" shall have the meaning provided in Section 3.1 hereof.

     "NEW ERA" means New Era Foods, Inc., a Nevada corporation, all of the outstanding Capital Stock of which is owned by Synergy.

     "NOTE" shall have the meaning set forth in Section 5.1.

     "OPTION" and "OPTION AGREEMENT" shall have the respective meanings set forth in Section 2.3.

                                     -E 45-

     "OPTION SHARES" shall mean the shares of Class A Common Stock to be purchased by the Purchaser pursuant to the Option Agreement (upon closing on the exercise of the Option as to any shares of Class A Common Stock, such shares shall cease to be Option Shares).

     "PERMITS" means all permits, licenses, orders, approvals, franchises, registrations and any other authorizations of any Governmental Body.

     "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "PHS GROUP" means PHS Group, Inc., a Pennsylvania corporation, all of the outstanding Capital Stock of which is owned by New Era.

     "PHS GROUP INDEBTEDNESS" means the indebtedness of PHS Group in the aggregate original principal amount of $600,000, evidenced by promissory notes issued in favor of the investors.

     "PROMOS" shall have the meaning set forth in Section 2.3(a).

     "PURCHASE PRICE" shall have the meaning set forth in Section 2.2.

     "PURCHASER OPTIONS" shall have the meaning set forth in Section 2.7(c).

     "QUALIFIED SALE" means a sale or transfer of at least eighty (80%) of the outstanding voting Capital Stock of the Company to a non-affiliated third party, or a merger or consolidation of the Company with or into a non-affiliated third party who will thereby own at least eighty (80%) percent of the outstanding voting capital stock of the Company, provided that the non-affiliated third party, after such sale, merger or consolidation, will not be controlled, directly or indirectly, by any Person or Persons who, immediately prior to the merger or consideration, were Affiliates of the Company or the controlling stockholders of the Company or such Affiliates, or a sale or transfer of all or substantially all of the assets of the Company to a non-affiliated third party.

     "REGISTRATION RIGHTS" means the registration rights of Purchaser pursuant to Section 2.5, a description of which is set forth in Exhibit A hereto.

     "REQUIREMENT OF LAW" means any statute, law, ordinance, rule, regulation, order decree, judicial or administrative decision or directive.

     "RESTRICTED SECURITIES" means the BB Shares which may not be publicly sold or transferred without registration under the Securities Act.

                                     -E 46-

     "SEC REPORTS" means all forms, reports and documents filed by Synergy with the Commission pursuant to the Securities Act and the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     "SOP" means the stock option plan created by the Company as more fully described in Section 2.7. "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "SYBR"  means  SYBR.COM  Inc.,  a  New  Jersey  corporation,   all  of  the
outstanding Capital Stock of which is owned by Synergy.

     "SYBR OPTIONS" shall have the meaning set forth in Section 2.7(c).

     "SYNERGY" means Synergy Brands Inc., a Delaware corporation.

     "SYNERGY AGREEMENT" means that certain Stock Purchase Agreement entered into between the Purchaser and Synergy providing for the issuance and sale by Synergy, and the purchase by Purchaser, of shares of common stock of Synergy, upon the terms and conditions set forth therein.

     "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Option Agreement and any other instrument, certificate, agreement or other document executed or delivered in connection therewith.

     "UNEARNED ADVERTISING TIME" means all Advertising Time which is not Earned Advertising Time.

     SECTION 1.2. Accounting Terms. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles applied on a consistent basis.

                                     -E 47-

                                   ARTICLE II
       PURCHASE, SALE AND TRANSFER OF COMMON STOCK; OPTION; CERTAIN RIGHTS

     SECTION 2.1. Authorization of Common Stock. The Company has authorized the issuance and sale of up to 50,000,000 shares of Common Stock, consisting of 49,100,000 shares of Class A Common Stock and 900,000 shares of Class B Common Stock, of which 9,000,000 shares of Class A Common Stock are issued and outstanding.

     SECTION 2.2. Purchase and Sale of Class B Common Stock. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase 900,000 Shares of Class B Common Stock, constituting fifty (50%) of the voting power of the Common Stock issued and outstanding after giving effect to such purchase, for an aggregate subscription price of $765,000, payable in cash at the Closing (the "Purchase Price").

     SECTION 2.3. Option to Purchase Class A Stock. Simultaneously with the purchase by the Purchaser of Class B Common Stock, the Company and the Purchaser shall enter into a Class A Common Stock Option Agreement (the "Option
Agreement"), providing for the grant by the Company to the Purchaser of an option (the "Option")to purchase 8,100,000 shares of Class A Common Stock, to be issued and sold by the Company upon the terms and conditions set forth in the form of Option Agreement attached as Exhibit B hereto. In consideration of the grant of the Option, the Purchaser and the Company agree as follows:

     (a) the Purchaser agrees to provide the Company $50,000,000, of radio and/or television advertising (the "Advertising") and promotional support (the "Promos") from Purchaser's unutilized inventory of Advertising and Promos, valued as if each spot was being sold at the then-current street rates (which is net of commissions) at the time of the airing. The Advertising and Promos shall be supplied as available over the Purchaser's various markets in a commercially reasonable manner. The airing of all Advertising and Promos shall be in accordance with Purchaser's standard terms and conditions applicable to the airing of such Advertising and Promos, on those radio and/or television stations from time to time owned, operated, or programmed by the Purchaser, or any of its Subsidiaries. (The Advertising and Promos are collectively referred to herein as the "Advertising Time"). Both the Company and the Purchaser shall work together in a commercially reasonable manner to effect the airing of Advertising Time for the economic benefit of each other. Such Advertising Time may be used from the date hereof until December 31, 2004 (the "BB Term"); subject to the following:

                                     -E 48-

         (i) the Company may not utilize more than $10,000,000 worth of Advertising Time in any one calendar year (except that the first year shall be a fiscal year commencing on the Closing Date and terminating on December 31,
2000), except that the Company may carry-over unused Advertising Time from all previous calendar years and use the same until December 31, 2005; provided, that
(x) the total Advertising Time which may be utilized in any calendar year during the BB Term may not exceed $15,000,000 (the "Annual Limitation"), (y) any amount in excess of the Annual Limitation may be further carried over to subsequent years during the BB Term, and (z) the total Advertising Time which may be utilized in the calendar year ending December 31, 2005 may not exceed $10,000,000;

         (ii) the Purchaser may terminate its obligation to provide Unearned Advertising Time to the Company in any calendar years after calendar year 2001, by providing at least ninety (90) days prior written notice to the Company (the "Notice Period"); provided, any Earned Advertising Time may not be terminated;

         (iii) As provided in the Option Agreement, (x) the Option can only be exercised in integral multiples of nine (9) shares of Class A Common Stock, and
(y) for each increment of nine (9) shares of Class A Common Stock purchased upon exercise of the Option, one (1) share of Class B Common Stock shall be automatically converted into one (1) share of Class A Common Stock;

         (iv) In the event the Purchaser terminates its obligation to provide Unearned Advertising Time to the Company under subsection (a)(ii), the following shall occur on the last day of the Notice Period: (A) all Option shares that are not vested as of that time pursuant to Section 2.6 of the Option Agreement shall no longer be eligible for vesting and (B) the Purchaser shall return to the Company the number of Class B Common Stock shares equal to the product of (1) the Applicable Percentage multiplied by (2) 900,000.

As used herein, the "Applicable Percentage" is the percentage determined by dividing (1) the amount of Purchaser's Unearned Advertising Time obligation being terminated by Purchaser by (2) $50,000,000.

         (v) notwithstanding Purchaser's right to terminate its obligation to provide Unearned Advertising Time to the Company under subsection (a)(ii) above, the Purchaser shall only be entitled to terminate such portion of its obligation to provide Unearned Advertising Time to the Company to the extent of the shares of Class B Common Stock returned to the Company as computed in subsection (iv) above.

         (vi) in the event the Company either (x) completes an IPO and the Common Stock sold in the IPO constitutes less than one-third (?) of the issued and outstanding Capital Stock of the Company, or (y) completes a Qualified Sale (such Qualified Sale for minimum gross proceeds of at least $100,000,000), then the Purchaser shall be entitled to apply, upon written notice to the Company delivered within thirty (30) days after completion of the IPO or Qualified Sale, as a credit to its obligation to provide Unearned Advertising Time to the Company, an amount equal to the lesser of:

              A. fifty percent (50%) of the gross proceeds raised in the IPO; or

              B. $30,000,000; or

              C. the amount of Unearned Advertising Time as of the date of such notice.
                                     -E 49-

         (vii) the Company shall have the right to use any Earned Advertising Time until December 31, 2005, subject to the $10,000,000 limitation set forth in
Section 2.3(a)(i), notwithstanding any termination pursuant to subsection 2.3(a)(ii) or application of a credit pursuant to subsection 2.3(a)(vi); and

         (b) the Purchaser hereby agrees to perform for the Company, at the request of the Company, certain services during the BB Term (the "In-Kind Services"), as more fully set forth on Schedule 2.3, up to an aggregate amount of $18,623,535 (the "In-Kind Value") . Notwithstanding the amount of In-Kind Services stated in the preceding sentence and the value set forth on Schedule 2.3, the Company may utilize the In-Kind Services in an amount:

         (i) less than the In-Kind Value, without any recourse to, or additional consideration from, the Purchaser or any of its Subsidiaries;

         (ii) greater than the In-Kind Value, but only to the extent permitted by a further written agreement between the parties hereto, without any cost to or additional consideration from the Company or any of its Subsidiaries. Purchaser shall have the responsibility to notify the Company in writing when the In-Kind Value has been or is expected to be exceeded (the "Limitation Notice"), and notwithstanding any failure of the parties to reach such a further written agreement, the Company shall have the right to continue to utilize In-Kind Services in excess of the In- Kind Value until the later of (A) three
(3) Business Days after the date of receipt of the Limitation Notice, or (B) the effective date set forth therein (the "Limitation Date"), and shall further have the right to complete, after the Limitation Date, any item or items of In-Kind Services commenced prior to the Limitation Date, without any cost to or additional consideration from the Company or any of its Subsidiaries.

Upon any termination or exercise of an option pursuant to subsection 2.3(a)(ii) or (vi) above, as the case may be, Purchaser shall have the further right, upon written notice to the Company, to terminate the remaining portion of the In-Kind Services not theretofore used by the Company.

         (c) any appropriate numbers or calculations in this Section 2.3, including without limitation the multiple of shares set forth in
Section 2.3(a)(iii), shall be adjusted as appropriate to effectuate the intent of the parties evidenced by Section 4 of the Option Agreement, notwithstanding that adjustments to such numbers or calculations may not be expressly provided for in this Section 2.3 or in Section 4 of the Option Agreement.

                                     -E 50-

     SECTION 2.4. The Closing. (a) The purchase and sale of the BB Shares will take place at a closing (the "Closing") at the offices of Meltzer, Lippe, Goldstein & Schlissel, P.C., 190 Willis Avenue, Mineola, New York 11501, on such date and time, not later than November 23, 1999, as the parties shall mutually agree. The date of Closing is referred to herein as the "Closing Date."

         (b) On the Closing Date, the Purchaser shall deliver (i) by certified or bank check or by wire transfer to the account number designated by the Company, same day funds (federal funds) in an amount equal to the Purchase Price, and (ii) a credit for Advertising Time and In-Kind Services in payment for the Option, as set forth in Section 2.3(a) and 2.3(b), respectively.

         (c) On the Closing Date, the Company shall issue and deliver to the Purchaser, against payment of the Purchase Price therefor, certificates representing the number of shares of Class B Common Stock purchased by the Purchaser from the Company. Each such certificate shall be registered in the name of the Purchaser or such nominee name as the Purchaser shall have designated in writing to the Company.

     SECTION 2.5. Registration Rights. The Purchaser and SYBR each shall have the right to have the shares of Class A Common Stock owned by them included in any registration statements of the Company filed after the Closing Date relating to public offerings of securities, except for the IPO (including, but not limited to, registration statements relating to secondary offerings of securities by the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act). A more complete description of such registration rights is set forth in Exhibit A hereto.

     SECTION 2.6. Board Presence. For so long as the Purchaser holds issued and outstanding Common Stock having at least thirty (30%) percent of the votes of all shares of Common Stock issued and outstanding, SYBR will vote its shares of Common Stock for the election of one-half (?) of the members of the Board of Directors of the Company who are designated by the Purchaser. For so long as SYBR or its Affiliates holds issued and outstanding Common Stock having at least thirty (30%) percent of the votes of all shares of Common Stock issued and outstanding, the Purchaser will vote its shares of Common Stock for the election of the remaining one-half (?) of said members who are designated by SYBR or such Affiliates.

     SECTION 2.7. Protective Provisions. Without the affirmative votes of at least 66 2/3% of the outstanding shares of Common Stock, the Company will not:

         (a) issue, sell or transfer any additional Capital Stock, except pursuant to clause (c) below;

         (b) sell, assign, transfer or convey all or substantially all of its assets to, or merge or consolidate with or into, any Person (other than an Affiliate of the Company), except for a reincorporation merger or a merger that does not result in a change in the ownership of the Company; or

                                     -E 51-

         (c) grant any options, warrants or rights to purchase, or issue securities convertible into, Common Stock, other than the Note; provided, however, the Purchaser agrees and consents to the creation by the Company of a stock option plan (the "SOP"), for the benefit of its employees, consultants, officers, directors and independent contractors (e.g., the Purchaser), under the following terms and conditions:

         (i) The SOP will be substantially in the form of Exhibit C attached hereto, and will be adopted by the Board as promptly as possible on or after the Closing Date (subject to stockholder approval within one (1) year of the date of adoption);

         (ii) options to purchase 3,000,000 shares of Class A Common Stock may be granted on or as promptly as possible after the date of adoption of the SOP, at an exercise price of $3.00 per share, to employees, consultants, officers, directors as determined solely by, and at the discretion of, SYBR (the "SYBR Options"), which shall include the option granted to the Advisor as provided in
Section 7.7 (the "Advisor Options");

         (iii) non-qualified options to purchase the same number of shares of Class A Common Stock, and at the same exercise price per share, as constitute the SYBR Options (the "Purchaser Options") shall be granted to the Purchaser or its designees simultaneously with the grant of SYBR Options, the recipients of such Purchaser Options to be determined solely by, and at the discretion of, the Purchaser; provided, such Purchaser Options shall only vest in accordance with subsection (c)(iv)A. below;

         (iv) options granted pursuant to subsections (c)(ii) and (iii) (the exercise of which are subject the limitations imposed in Section 2.7(c)(v) below) above, shall fully vest, commencing on the date of the granting of such options, over a period of:

              A eight years for the key employees listed in Schedule 2.7 attached hereto, officers, directors, the holders of the Purchaser Options and the holders of the Advisor Options, at the rate of:

                   0%           -        after year one,
                   0%           -        after year two,
                 10%            -        after year three,
                 10%            -        after year four,
                 15%            -        after year five,
                 20%            -        after year six,
                 20%            -        after year seven, and
                 25%            -        after year eight;

              B five years for all other employees; at the rate of:

                  0%           -        after year one,
                10%            -        after year two,
                20%            -        after year three,
                30%            -        after year four, and
                40%            -        after year five.

              C Anything to the contrary in subsection (c)(iv)A or B above notwithstanding, the Purchaser Options and the Advisor Options shall not be subject to termination for any reason, except the expiration of the term of the applicable Option in accordance with its terms;

         (v) Optionees may not exercise their options unless there is an IPO or a Qualified Sale; and

         (vi) At no time shall the number of Purchaser Options exercised be permitted to exceed the number of SYBR Options exercised.

     SECTION 2.8. Transfer of Shares in the Company. Until the occurrence of an IPO or a Qualified Sale (such Qualified Sale for minimum gross proceeds of at least $100,000,000), neither SYBR nor the Purchaser shall have the right to sell, assign, convey or otherwise transfer any of the BB Shares or Option Shares owned by it without compliance with the Co-Sale Provisions set forth in Exhibit D attached hereto, except that, without such compliance, either party may transfer its shares in the Company to a wholly-owned subsidiary, or to an Affiliate which is wholly-owned, directly or indirectly, by the direct or indirect parent, of such party.

                                     -E 52-

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Purchaser that:

     SECTION 3.1. Organization, Standing, etc.. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and (b) is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of the properties owned or leased by it, or the nature of its activities makes such qualification and good standing necessary, except where the absence of such qualification or good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations (a "Material Adverse Effect") of the Company. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, and to issue the BB Shares, in the manner and for the purpose contemplated by this Agreement.

     SECTION 3.2. Authorization and Execution. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Each Transaction Document constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (ii) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (iii) limitations imposed upon the specific enforceability of the indemnification provisions in the Registration Rights set forth in Exhibit A hereto under certain circumstances under state or federal law or court decisions concerning indemnification of a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

     SECTION 3.3. Governmental Authorizations. The execution and delivery by the Company of this Agreement and each other Transaction Document and the issuance of and sale of the BB Shares by the Company, do not, and the consummation of the transactions contemplated hereby and thereby will not, require any approval, consent, waiver or authorization of, or filing or registration with, any Governmental Body or third Person.

                                     -E 53-

     SECTION 3.4. Non-Contravention. The Company is not in violation or default of any provisions of its Articles of Incorporation or By-Laws. The Company is not in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any Requirement of Law applicable to the Company, which violation or default could result in a Material Adverse Effect on the Company. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the BB Shares) will not contravene or result in any such violation or be in conflict with or constitute a default under (or an event which, with notice or lapse of time, or both would conflict with or constitute or result in a default under) any such provision, instrument, judgment, order, writ, decree, contract or agreement or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Company.

     SECTION 3.5. Capitalization. (a) The authorized Capital Stock of the Company consists of 50,000,000 shares of Common Stock, consisting of 49,100,000 shares of Class A Common Stock, of which 9,000,000 shares are issued, outstanding and owned by SYBR, and 900,000 shares of Class B Common Stock, none of which are outstanding. Other than the SOP, the Note, the Option and as set forth in Schedule 3.5, there are no outstanding securities of the Company convertible into or evidencing the right to purchase or subscribe for any shares of Capital Stock of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, subscription rights, commitments or any other agreements of any character obligating the Company to issue any shares of its Capital Stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of Capital Stock of the Company. (b) All of the issued and outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock to be issued pursuant to this Agreement, will be, upon receipt by the Company of the consideration therefor, (i) validly issued, fully paid and nonassessable, (ii) free and clear of all Liens, other than any created by the holder thereof, and
(iii)  assuming  that the  representations  and  warranties  of the Purchaser in
Article IV hereof are true and correct, issued in compliance with all applicable federal and state securities laws, as presently in effect.

     SECTION 3.6. Subsidiaries. The Company does not own or hold, directly or indirectly, any Capital Stock or equity security of, or any equity interest in, any corporation, partnership or other business entity (except PHS Group after the transfer referred to in Section 5.1(d)).

                                     -E 54-

     SECTION 3.7. Litigation. Except as set forth in Schedule 3.7, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, nor is there any basis for the foregoing. No such action, suit, proceeding or investigation questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     SECTION 3.8. Investment Company. The Company is not and, after giving effect to the sale and issuance of the BB Shares pursuant to this Agreement, will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


     SECTION 3.9. Intellectual Property. The Company owns or has the valid right to use all patents, trademarks, trade names, brand names, service marks, domain names, logos and copyrights (including registrations and applications), licenses or royalty agreements ("Intellectual Property") used in the conduct of its business as currently conducted, free and clear of all encumbrances of any nature, a listing of which is set forth in Schedule 3.9 attached hereto. The Company has not received, during any period for which the applicable statute of limitations has not yet expired, written notice of any claims relating to the validity, enforceability, ownership or use of any Intellectual Property.

     SECTION 3.10. Financial Statements. The financial statements of the Company included in the SEC Reports filed by Synergy since January 1, 1997 have been provided or made available to the Purchaser and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods specified therein, and present fairly the financial position of the Company as at and for the periods set forth therein. Except as set forth on
Schedule 3.10 hereto, in any filings by Synergy with the Commission or in said financial statements, since December 31, 1998 there has been no change in the business, financial condition, operations or results of operations which would have a Material Adverse Affect with respect to the Company.

     SECTION 3.11. Employment Agreements. Other than for the obligation to at will employees for the payment of salaries or hourly wages, except as may be disclosed in any filings by Synergy with the Commission, the Company is not currently a party to any employment or compensation agreement with any of its employees, including any of its officers, nor is it obligated under any incentive compensation plan or policy.

     SECTION 3.12. Real Property. The Company owns no real property and, to the best of its knowledge, is not in default of any of the material terms or conditions of any leases of real property to which it is a party.

                                     -E 55-

     SECTION 3.13. Tax Matters. Except as set forth on Schedule 3.13 hereto, in any filing by Synergy with the Commission, or in the Company's financial statements:

         (a) All Federal and state income, sales and use, payroll, withholding, employment, social security and workers compensation tax returns ("Tax Returns") required to be filed by or with respect to the Company have been filed when due in a timely fashion, or valid extensions of the time to file have been duly obtained, and all such Tax Returns are true, correct and complete.

         (b) The Company has paid in full on a timely basis all Taxes owed by it except to the extent being contested in good faith and by appropriate proceedings.

     SECTION 3.14. Employee Benefit Plans. With respect, as applicable, to Benefit Plans and Benefit Arrangements neither Company nor any ERISA Affiliate has ever maintained or contributed to any Qualified Plans. As used herein:

"Benefit Arrangement" shall mean any benefit arrangement, obligation, custom or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Benefit Plan, including without limitation, employment agreements, severance agreements, executive compensation arrangements, including but not limited to stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, several pay policies, plant closing benefits, salary continuation for disability, consulting or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the code, and any plans providing benefits or payments in the event of a change of control, change in ownership or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors or agents.

"Benefit Plan" shall have the meaning given in Section 3(3) of ERISA.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" shall mean any Person that together with the Company would be or was at any time treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA and any general partnership of which the Company is or has been a general partner.

"Qualified Plan" shall mean any Company Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     SECTION 4.1. Organization, Standing, etc.. Each of the Purchaser and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and (b) is duly qualified as a foreign

                                     -E 56-
corporation to do business, and is in good standing, in each jurisdiction where the nature of the properties owned or leased by it, or the nature of its activities makes such qualification and good standing necessary, except where the absence of such qualification or good standing would not have a Material Adverse Effect on the Purchaser and its Subsidiaries, taken as a whole. The Purchaser has all requisite power and authority (x) to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents, and (y) to purchase the BB Shares, in the manner and for the purpose contemplated by this Agreement.

     SECTION 4.2. Authorization and Execution. The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. Each Transaction Document constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, (b) equitable principles (whether considered in an action at law or in equity) which provide, among other things, that the remedies of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought and (c) limitations imposed upon the specific enforceability of the indemnification provisions in the Registration Rights set forth in Exhibit A hereto under certain circumstances under state or federal law or court decisions concerning indemnification of a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy.

     SECTION 4.3. Governmental Authorizations. The execution and delivery by the Purchaser of this Agreement and each other Transaction Document and the purchase of the BB Shares by the Purchaser, do not, and the consummation of the transactions contemplated hereby and thereby will not, require any approval, consent, waiver or authorization of, or filing or registration with, any Governmental Body or third Person.

                                     -E 57-

     SECTION 4.4. Non-Contravention. Neither the Purchaser nor any of its Subsidiaries is in violation or default of any provisions of its Articles of Incorporation or the By-Laws. Neither the Purchaser nor any of its Subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any Requirement of Law applicable to the Purchaser or its Subsidiaries, which violation or default could result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and each of the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the BB Shares) will not contravene or result in any such violation or be in conflict with or constitute a default under (or an event which, with notice or lapse of time, or both would conflict with or constitute or result in a default under) any such provision, instrument, judgment, order, writ, decree, contract or agreement or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any Lien upon any assets of the Purchaser or any of its Subsidiaries.

     SECTION 4.5. Private Placement. (a) The Purchaser understands and agrees with the Company that (i) the offer and sale of the BB Shares is intended to be exempt from registration under the Securities Act by virtue of the provisions of
Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the BB Shares and there can be no assurance that the Purchaser will be able to sell or dispose of the BB Shares.

         (b) The Purchaser represents and warrants to the Company that:

         (i) the BB Shares to be acquired by it pursuant to this Agreement are being acquired for its own account and without a view to the distribution or resale of the BB Shares or any interest therein; provided that the provisions of this Section shall not prejudice the Purchaser's right at all times to sell or otherwise dispose of all or any part of the BB Shares so acquired by the Purchaser pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

         (ii) the Purchaser is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act; and

         (iii) the Purchaser is not a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act), member of a national securities exchange, or person associated with a broker or dealer as defined in Section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person.

                                     -E 58-

         (c) The Purchaser further represents that:

         (i) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the BB Shares and the Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the BB Shares; and

         (ii) In evaluating the suitability of an investment in the BB Shares, the Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as set forth in the SEC Reports, this Agreement and the other Transaction Documents.


                                    ARTICLE V
                CONDITIONS PRECEDENT TO CLOSING BY THE PURCHASER

     SECTION 5.1. The obligation of the Purchaser to purchase the BB Shares and complete the transactions contemplated hereby is subject to the satisfaction or waiver by Purchaser, in it sole discretion, of the following conditions precedent:

         (a) the Company shall have delivered to the Purchaser the following:

         (i) such counterpart original and certified or other copies of this Agreement and the Option Agreement as the Purchaser shall reasonably request;

         (ii) stock certificates representing the shares of Class B Common Stock being purchased on the Closing Date as set forth in Section 2.2; and

         (iii) a certificate of an authorized officer of the Company as to the truth and accuracy of the representations and warranties set forth in Article III, the performance of all conditions required to be performed by the Company, and such other matters as counsel for the Purchaser may reasonably request, which matters shall be customary for transactions of the type contemplated by this Agreement;

         (b) there shall have been no change in the financial condition or results of operations of the Company which shall have a Material Adverse Effect on the Company, taken as a whole, since the date of this Agreement;

         (c) the closing shall have occurred under the Synergy Agreement;

                                     -E 59-

         (d) New Era shall have contributed all of the issued and outstanding shares of PHS Group to the Company in exchange for an 8% Convertible Subordinated Note made by the Company in favor of New Era (the "Note") in a principal amount equal to the net tangible book value of PHS Group, determined after giving effect to the exchange of the PHS Group Indebtedness, as provided in clause (e) below; provided, that (i) such net tangible book value shall be equal to the lesser of (x) $750,000, or (y) the amount of net tangible book value set forth in the audited balance sheet of PHS Group for the fiscal year ended December 31, 1999, and (ii) promptly upon completion of the foregoing audit, if the amount of net tangible book value shall be less than $750,000, the principal amount of the Note shall be appropriately adjusted. The form of the
Note is attached hereto as Exhibit E;

         (e) the aggregate principal amount of the PHS Group Indebtedness shall have been exchanged for newly-issued shares of common stock of Synergy, at an exchange ratio of $1.00 per share, and all security interests on the assets of PHS Group shall have been duly terminated;

         (f) the Company shall have entered into Non-Competition and Proprietary Information Agreements with Thomas J. Barbella, Al Burgio and Gene Nagel, respectively, substantially in the form set forth in Exhibit F hereto.

         (g) Synergy and the Purchaser shall have entered into a Non-Competition Agreement with the Company, substantially in the form set forth in Exhibit G hereto.


                                   ARTICLE VI
                 CONDITIONS PRECEDENT TO CLOSING BY THE COMPANY

     SECTION 6.1. The obligation of the Company to issue and sell BB Shares and complete the transactions contemplated hereby is subject to the satisfaction or waiver by the Company, in it sole discretion, of the following conditions precedent:

         (a) the Purchaser shall have delivered to the Company the following:

         (i) the Purchase Price, as provided in Section 2.4(b);

         (ii) evidence of the credits for Advertising Time and In-Kind Services, as provided in Section 2.3 hereof, satisfactory in form and substance to the Company;

         (iii) a certificate of an authorized officer of the Purchaser as to the truth and accuracy of the representations and warranties set forth in Article IV, the performance of all conditions required to be performed by the Purchaser, and such other matters as counsel for the Company may reasonably request, which matters shall be customary for transactions of the type contemplated by this Agreement; and

         (b) the Closing shall have occurred under the Synergy Agreement.

                                     -E 60-

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1. Legends; Opinions Requirement. (a) The certificates evidencing the Common Stock and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by any other Transaction
Document:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION IN EFFECT WITH RESPECT TO THE SECURITIES OR AN EXEMPTION BEING APPLICABLE UNDER THE ACT."

         If the Purchaser desires to sell or otherwise dispose of all or any part of the BB Shares owned by it under an exemption from registration under the Securities Act, and if requested by the Company, the Purchaser shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

         (b) The certificates evidencing the Class B Common Stock and each certificate issued in transfer thereof, will bear the following legend:

              "THE CLASS B COMMON STOCK EVIDENCED HEREBY IS SUBJECT TO MANDATORY CONVERSION INTO CLASS A COMMON STOCK, PAR VALUE $.001 PER SHARE, OF BEAUTYBUYS.COM INC. (THE "COMPANY") UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THAT CERTAIN OPTION AGREEMENT DATED AS OF NOVEMBER 23, 1999 BETWEEN THE COMPANY AND SINCLAIR BROADCAST GROUP, INC., A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY."

                                     -E 61-

     SECTION 7.2. Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Common Stock, in which it shall register the issue and sale of all such BB Shares. All transfers of BB Shares shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of the BB Shares as the actual holder of the BB Shares so registered until the Company or its agent is required to record a transfer of the BB Shares on its register. Subject to Section 7.3 hereof, the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

     SECTION 7.3. Removal of Legend. Any legend endorsed on a certificate pursuant to Section 7.1(a) hereof, and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, or (c) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

     SECTION 7.4. Rule 144. The Company agrees to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, to the extent required from time to time to enable the Purchaser to sell shares of Common Stock and the shares of Common Stock into which the Common Stock may be converted without registration under the Securities Act within the limitation of the exemptions provided in (a) Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Purchaser, the Company will deliver a written statement as to whether it has complied with such requirements.


                                     -E 62-

     SECTION 7.5. Notices. All notices, advises and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person, by facsimile confirmed by telecopier answerback, sent by air courier or sent by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the other parties listed below:

If to the Company:         BeautyBuys.com Inc.
                           40 Underhill Boulevard
                           Syosset, New York 11791-0996
                           Attn: Chief Executive Officer
                           Tel:     (516) 682-1980
                           Fax:     (516) 682-1990

with a copy to:            Meltzer, Lippe, Goldstein & Schlissel, P.C.
                           190 Willis Avenue
                           Mineola, New York  11501
                           Attention: Richard Lippe, Esq.
                           Tel:     (516) 747-0300
                           Fax:     (516) 747-0653
                           E-mail:rlippe@mlg.com
and
                           Randall J. Perry, Esq.
                           44 Union Avenue
                           Rutherford, NJ 07070
                           Tel:     (201) 939-7200
                           Fax:     (201) 939-7348
                           E-mail:rjperry@webspan.net

                                     -E 62-

If to the Purchaser:       Sinclair Broadcast Group,Inc.
                           10706 Beaver Dam Road
                           Cockeysville, MD 21030
                           Attn: President
                           Tel:     (410) 568-1506
                           Fax:     (410) 568-1533

With a copy to:            Sinclair Broadcast Group,Inc.
                           10706 Beaver Dam Road
                           Cockeysville, MD 21030
                           Attn: General Counsel
                           Tel:     (410) 568-1506
                           Fax:     (410) 568-1533

and a copy to:             Thomas & Libowitz
                           100 Light Street, Suite 1100
                           Baltimore, MD 21202-1053
                           Attn: Steven A. Thomas, Esq.
                           Tel:     (410) 752-2468
                           Fax:     (410) 752-2046
                           E-mail:sthomas@thomasandlibowitz.com

All such notices, advises and communications shall be deemed to have been received, (a) in the case of personal delivery, on the date of such delivery,
(b) in the case of delivery by facsimile, on the date of such delivery and receipt of telecopier answerback, (c) in the case of delivery by air courier, on the business day following the day of dispatch and (d) in the case of mailing, on the third business day following such mailing.

     SECTION 7.6. Confidentiality. Except as and to the extent required by law, the Purchaser shall not disclose or use, and will direct its representatives not to disclose or use to the detriment of the Company or any of its Subsidiaries, any confidential information (as defined below) with respect to the Company or any of its Subsidiaries, furnished, or to be furnished, by either the Company or


                                     -E 63-
any of its Subsidiaries, or their respective representatives to the Purchaser or its representatives at anytime or in any manner other than in connection with the Purchaser's evaluation of the transactions proposed by this Agreement. For the purposes of this paragraph, "Confidential Information" means any information about either the Company or any of its Subsidiaries stamped "Confidential" or identified in writing as such to the Purchaser by the Company or any of its Subsidiaries promptly following its disclosure, unless:

         (a)  such   information   is  already   known  to   Purchaser   or  its
representatives or to others not bound by duty of confidentiality or such information becomes publicly available through no fault of Purchaser's representatives; or

         (b) the use of such information is necessary or appropriate in making and filing or obtaining any consent or approval required for the consummation of the acquisition of the BB Shares; or

         (c) The furnishing of use of such information as required by, or is necessary or appropriate in connection with, legal proceedings.

         Upon the termination of this Agreement and at the written request of the Company or any of its Subsidiaries, the Purchaser will promptly return to the requesting party or, at the requesting party's express direction, destroy and Confidential Information in its possession and certify in writing to the issuer that it has done so.

     SECTION 7.7. Brokers; Finders. The Company and the Purchaser each represents and warrants that it has dealt with no broker, finder, commission agent or advisor in connection with the transactions contemplated by this Agreement or the Synergy Agreement, except that the Company has so dealt with Capital Vision Group, Inc. (the "Advisor"). The Company and the Purchaser each agrees to indemnify, defend and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on the indemnifying party's or the indemnifying party's principals or employees behalf in connection with the transactions contemplated by this Agreement. The Company shall be solely responsible for the payment of all compensation due to the Advisor in connection with its services hereunder and under the Synergy Agreement, which amount shall be paid by delivery to the Advisor or its designees of an option to purchase 800,000 shares of Class A Common Stock pursuant to the SOP, such option to be granted from the SYBR Options.

     SECTION 7.8. Tax Reporting. For federal income tax reporting purposes, the parties shall consistently treat the Option as an option without a "readily ascertainable fair market value", that is issued in exchange for services under the rule set forth in section 1.83-7 of the U.S. Treasury Regulations.

                                     -E 64-

     SECTION 7.9. Transaction Expenses. Neither Synergy nor the Purchaser, nor any of their respective Affiliates, will charge or bill the Company for, or collect or seek to collect from the Company, for any services or goods rendered or sold to the Company, except (a) as expressly provided for in this Agreement,
(b) either party may bill, collect or seek to collect for out-of-pocket expenses actually paid by such party on behalf of the Company, such as equipment rental fees, modeling fees, etc., and (c) with the prior written consent of the other party. The provisions of this Section 7.9 shall terminate upon the occurrence of an IPO or a Qualified Sale.

     SECTION 7.10. Amendment; Waiver. Neither this Agreement, nor any provision hereof, may be amended, modified, supplemented or waived, except by a written instrument executed by the Company and the Purchaser.

     SECTION 7.11. Survival of Representations and Warranties; Covenants and Agreements. (a) All representations and warranties made in, pursuant to or in connection with, this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Purchaser, and the sale and purchase of the Common Stock and payment therefor for a period of one year from the Closing Date.

         (b) All covenants and agreements of the parties made in, pursuant to or in connection with, this Agreement shall survive the Closing, except (i) to the extent by their terms they are not intended to survive, or (ii) as otherwise expressly set forth herein or agreed in writing by the parties.


                                     -E 65-

     SECTION 7.12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     SECTION 7.13. Headings; Exhibits. (a) The Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or any term or prevision hereof.

         (b) The Exhibits attached hereto are a part of this Agreement as if fully set forth herein.

     SECTION 7.14. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written, among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

     SECTION 7.15. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns of the parties hereto, including, without limitation, each transferee of all or any portion of the Common Stock. No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party hereto, except that the Purchaser may assign this Agreement to any of its direct or indirect Subsidiaries; provided, the Purchaser shall continue to be liable for all terms and provisions of this Agreement.

     SECTION 7.16. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN BY AND AMONG RESIDENTS OF SUCH STATE.

     SECTION 7.17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date written above.

                                        COMPANY:
                                        BEAUTYBUYS.COM INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                         PURCHASER:
                                         SINCLAIR BROADCAST GROUP, INC.


                                         By:
                                            ----------------------------
                                            Name:
                                            Title:

                                         SYBR.COM INC. (for purposes of
                                         Sections 2.6 and 2.8 only)

                                         By:
                                            -----------------------------
                                             Name:
                                             Title:

                                     -E 66-

                                  Schedule 2.3
                                In Kind Services

1. Media Planning and Media Buying - media planning and media buying, to be provided as available and as needed to the Company by employees or agents of the Purchaser reasonably acceptable to the Company - $1,764,707.

2. Commercial Production - commercial production (average of 8 separate commercials each year) at the facilities or studios of the Purchaser or any of its direct or indirect subsidiaries, valued at $200,000.

3. Commercial Distribution - commercial distribution to any and all of radio and television stations licensed, owned or operated by Purchaser or any of its direct or indirect subsidiaries, valued at $10,000.

4. Web Site Advertising - web site advertising on any and all of Purchaser's web sites, or the web sites of any of its direct or indirect subsidiaries, including without limitation, banner advertisements and direct links to the Company's sites, including the value of customary commissions for each link (which will not be charged to the Company), valued at $500,000. The size of such banners, frequency, location and link to other web sites to be mutually determined by the Company and the Purchaser, and all technical specifications to be provided by the Company at its sole cost.

5. Investment and Financial Planning Assistance - assistance with financial planning and reporting, capital structure, credit facilities, systems development and integration, and investment banking activities
         - $1,000,000.

6.       Periodic Technology and Marketing Consulting -  $250,000.


The value allocated to the services described above (a) are determined as if all amounts were paid in cash, (b) are on an annual basis (the total over the BB Term is $18,623,535), and (c) shall increase over the BB Term consistent with the market value of such services on the actual date such services are supplied.


                                     -E 67-

                                  Schedule 2.7
                                  Key Employees

Mair Faibish
Al Burgio
Gene Nagel
Henry Platek
Mitchell Gerstein



                                     -E 68-

                                  Schedule 3.5
                                 Capitalization
                       Outstanding Options, Warrants, etc.

None.



PHS Group Indebtedness
----------------------

Name                                 Amount
----                                -------

Edmund O'Donnel                     $100,000

Barry Meisel                          25,000

Natalie Meisel                        25,000

Theodore Meisel                      200,000

Lawrence K. Fleischman               250,000
                                    ---------
                                    $600,000

     All of the foregoing Indebtedness has been exchanged for common stock of Synergy Brands Inc. prior to the Closing.



                                     -E 69-

                                  Schedule 3.7
                                   Litigation

None.


                                     -E 70-

                                  Schedule 3.9
                              Intellectual Property

The tradename "BeautyBuys", for which a U.S. trademark application has been filed by SYBR.

The Company owns the following domain names:

Registered to Synergy Brands, Inc.:
-----------------------------------

CANDLEBUYS.COM             SALONBUY.COM
SALONBUYS.COM              BEAUTYBUYS.COM
BEAUTYBONUS.COM            BEAUTYBUY.COM
SALONCOUNTER.COM           VITAMINBUYS.COM
FRAGANCESALON.COM          FRAGRANCEBUYS.COM
GLOBALSALON.COM            COSMETICBUY.COM
HEALTHFOODBUYS.COM         COSMETICBUYS.COM
FRAGRANCESALON.COM         FRAGRANCEBUY.COM

Registered to BeautyBuys.com, Inc.:
-----------------------------------

BEAUTYBUYSB2B.COM          BEAUTYBUYSBTOOB.COM
BEAUTYBUYSBTOB.COM         BEAUTYBUYSWHOLESALE.COM
BEAUTYBUYSBTWOB.COM        WHOLESALEBEAUTYBUYS.COM

                                     -E 71-

                                  Schedule 3.10
                              Financial Statements

None.

                                     -E 72-

                                  Schedule 3.13
                                   Tax Matters


None.

                                     -E 73-

                                    EXHIBIT A

                                  (BEAUTYBUYS)

                               REGISTRATION RIGHTS

     1. Certain Definitions. As used herein, unless the context otherwise requires (a) all capitalized terms not defined herein shall have the meanings set forth in the respective Agreements to which this document is an Exhibit, and
(b) the following terms shall have the following respective meanings:

     "Holder" shall mean the Purchaser or SYBR holding Registrable Stock and any other Person holding shares of Registrable Stock to whom the rights under this Agreement have been transferred in accordance with Section 5 below.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Stock" shall mean (i) the shares of Class A Common Stock owned by Purchaser or SYBR; and (ii) any shares of Class A Common Stock issuable with respect to shares of Class A Common Stock upon any stock split, or stock dividend, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or otherwise.

     2. Piggyback Registration. If at any at any time after the Closing Date, the Company shall file a registration statement with the Commission for the offering of securities by the Company, except for an IPO (including, but not limited to, registration statements relating to secondary offerings of securities by the Company, but excluding registration statements on Forms S-4, S-8 or any successor or similar form), it shall each such time give prompt prior written notice to the Holder. The Holder shall have the right, upon the written request of any such Holder, received by the Company within 30 days after the receipt of any such notice given by the Company, to register any of its Registrable Stock (which request shall state the intended method of disposition thereof). Thereafter, the Company shall use its best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder (in accordance with its written request) of such Registrable Stock.


                                     -E 74-

     Notwithstanding anything to the contrary contained herein, no request may be made under this Section within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Holder of Registrable Stock shall have been entitled to join pursuant to this Section and in which there shall have been effectively registered and sold all shares of Registrable Stock as to which registration shall have been so requested.

     3. Underwritten Public Offering; Agreements. In the event that any registration shall be, in whole or in part, an underwritten public offering of Class A Common Stock, the number of shares of Registrable Stock to be included in such an underwriting may be reduced to the extent that the managing underwriter shall be of the opinion (a written copy of which shall be delivered to the Holder) that such inclusion would materially adversely affect the marketing of the securities to be sold by the Company under such registration statement.

     In connection with each registration covering an underwritten public offering, the Company and the Holder agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature; provided, however, that the Holder of Registrable Stock shall not be required to make any representations or warranties or agreements other than representations, warranties and agreements regarding such Holder, such Holder's Registrable Stock and the intended method of distribution and provided further that such Holder may require that any or all representations, warranties, conditions precedent and other agreements by the Company for the benefit of the underwriter shall also be for the benefit of such Holder. Each registration shall also be subject to the execution of a written agreement between the Company and the Holder containing provisions for indemnification and contribution and such other provisions as are customary for such an arrangement between the Company and holders of piggyback registration rights.

     4. Expenses. All expenses incurred by the Company in connection with all registration statements under Section 2 shall be paid by the Company, provided, that, all underwriting discounts and selling commissions applicable to the sale of Registrable Stock and all fees and expenses of counsel for the Holder shall be paid by the Holder.

     5. Transferability of Registration Rights. The registration rights set forth in this Agreement are transferable to each transferee of Registrable Stock who receives at least 25% of the aggregate Registrable Stock owned by a Holder on the date hereof, provided, that such transferee's activities, products and services are not competitive in any material respect with activities, products or services of the Company as reasonably determined by the Board of Directors. Each subsequent holder of Registrable Stock must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.


                                     -E 75-

                                   Exhibit B

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT (this "Agreement") is made as of the ____ day of November, 1999, by and between BeautyBuys.Com Inc., a New Jersey corporation (the "Company"), and Sinclair Broadcast Group, Inc., a Maryland corporation (the "Optionee").

                              Explanatory Statement

     Pursuant to and subject to the terms and conditions of a Stock Purchase Agreement dated as of November ___, 1999, by and between the parties hereto (as amended and supplemented, the "Stock Purchase Agreement"), the parties hereto agreed, among other things, to execute, seal, and deliver (and are hereby executing, sealing, and delivering) this Agreement in connection with the closing of the transactions contemplated by the Stock Purchase Agreement.

     NOW, THEREFORE, IN CONSIDERATION OF the premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, the parties hereto covenant, promise, agree, represent and warrant as follows:

     1. Definitions. As used in this Agreement:

         1.1. "Common Stock" includes (a) all classes of the Company's common stock, $.001 par value per share, as authorized on the date hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         1.2. "Option Closing Date" shall mean the day upon which the Closing occurs.

         1.3. "Unearned Advertising Time" means all Advertising Time which is not Earned Advertising Time.

Capitalized terms not defined in this Agreement shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

     2. Options.


                                     -E 76-

         2.1. Grant. The Company hereby grants to Optionee, subject to the terms and conditions hereinafter set forth, the option (individually, the "Option" and collectively, the "Options") to purchase Eight Million One Hundred Thousand (8,100,000) shares (such shares, the "Option Shares") of the Company's Class A Common Stock, $.001 par value per share (the "Class A Common Stock").

         2.2. Consideration for Options. In consideration of the grant of the Options, the Optionee and the Company agree as follows:

              2.2.1. Optionee agrees to provide the Company Fifty Million Dollars ($50,000,000) of radio and/or television advertising (the "Advertising") and promotional support ("Promos") from the Optionee's unutilized inventory of Advertising and Promos, valued as if each spot were being sold at the then-current street rates (which is net of commissions) at the time of the airing. The Advertising and Promos shall be supplied as available over the Optionee's various markets in a commercially reasonable manner. The airing of all Advertising and Promos shall be in accordance with the Optionee's standard terms and conditions applicable to the airing of such Advertising and Promos on those radio and/or television stations from time to time owned, operated, or programmed by the Optionee, or any of its Subsidiaries. The Advertising and Promos are sometimes referred to herein collectively as "Advertising Time". Both the Company and the Optionee shall work together in a commercially reasonable manner to effect the airing of the Advertising Time for the economic benefit of each other. Such Advertising Time may be used by the Company, from the date hereof until December 31, 2004 (the "BB Term"); subject to the following:

              2.2.1.1.The Company may not utilize more than Ten Million Dollars ($10,000,000.00) worth of Advertising Time in any one calendar year (except that the first year shall be a fiscal year commencing on the Closing Date and terminating on December 31, 2000), except that the Company may carry-over unused Advertising Time from all previous calendar years and use the same until December 31, 2005; provided, that (x) the total Advertising Time which may be utilized in any calendar year during the BB Term may not exceed Fifteen Million Dollars ($15,000,000.00) (the "Annual Limitation"), (y) any amount in excess of the Annual Limitation may be further carried over to subsequent years during the BB Term, and (z) the total Advertising Time which may be utilized in the calendar year ending December 31, 2005 may not exceed Ten Million dollars ($10,000,000.00).

              2.2.1.2.The Optionee may terminate its obligation to provide Unearned Advertising Time to the Company in any calendar years after calendar year 2001, by providing at least ninety (90) days prior written notice to the Company (the "Notice Period"); provided, any Earned Advertising Time may not be terminated.

                                     -E 77-

              2.2.1.3.An Option can only be exercised (an "Exercise") in integral multiples of nine (9) shares of Class A Common Stock, and for each multiple of nine (9) shares of Class A Common Stock purchased upon the Closing of an Exercise of the Option), one (1) share of Class B Common Stock shall be automatically converted into one (1) share of Class A Common Stock.

              2.2.1.4.In  the event the Optionee  terminates  its  obligation to provide Unearned Advertising Time to the Company under Section 2.2.1.2, the following shall occur on the last day of the Notice Period: (1) all Option Shares that are not vested as of that time pursuant to Section 2.6 below shall no longer be eligible for vesting and (2) the Optionee shall return the number of Class B Common Stock shares equal to a number of shares of Class B Common Stock equal to the product of (1) the Applicable Percentage multiplied by (2) 900,000. As used herein, the "Applicable Percentage" is the percentage determined by dividing (1) the amount of the Optionee's Unearned Advertising Time obligation being terminated by the Optionee by (2) $50,000,000.

              2.2.1.5.[Intentionally Left Blank]

              2.2.1.6.Notwithstanding the Optionee's right to terminate its obligation to provide Unearned Advertising Time to the Company under Section
2.2.1.2 above, the Optionee shall only be entitled to terminate such portion of its obligation to provide Unearned Advertising Time to the Company to the extent of the Class B Common Stock shares returned to the Company as computed in
Section 2.2.1.4 above.

              2.2.1.7.In the event the Company either (x) completes an IPO and the Common Stock sold in the IPO constitutes less than one-third (1/3rd) of the issued and outstanding Capital Stock of the Company, or (y) completes a Qualified Sale (such Qualified Sale for minimum gross proceeds of at least $100,000,000), then the Optionee shall be entitled to apply, upon written notice to the Company delivered within thirty (30) days after completion of the IPO or the date of a Qualified Sale, as a credit to its obligation to provide Unearned Advertising Time to the Company, an amount equal to the lesser of:

              A. Fifty percent (50%) of the gross proceeds raised in the IPO; or

              B. Thirty Million Dollars ($30,000,000.00); or

              C. The amount of Unearned Advertising Time as of the date of such notice.

                                     -E 78-

              2.2.1.8.The Company shall have the right to use any Earned Advertising Time until December 31, 2005, subject to the $10,000,000 limitation set forth in Section 2.2.1.1 above notwithstanding any termination pursuant to
Section 2.2.1.2 above or application of a credit pursuant to Section 2.2.1.7 above.

         2.2.2. The Optionee hereby agrees to perform for the Company, at the Company's request, certain services during the BB Term (the "In-Kind Services"), as more fully set forth on Schedule 2.2.2 hereto, up to an aggregate amount of $18,623,535 (the "In-Kind Value"). Notwithstanding the amount of In-Kind Services stated in the preceding sentence and the value set forth on Schedule 2.2.2, the Company may utilize the In-Kind Services in an amount:

              2.2.2.1.less than the In-Kind Value, without any recourse to, or additional consideration from, the Optionee or any of its Subsidiaries;

              2.2.2.2.greater than the In-Kind Value without any cost to or additional consideration from the Company or any of its Subsidiaries but only to the extent permitted by an additional written agreement by and between the parties.

     The Optionee shall have the responsibility to notify the Company in writing when the In-Kind Value has been, or is expected to be, exceeded (the "Limitation Notice"), and notwithstanding any failure of the parties to reach such a further written agreement, the Company shall have the right to continue to utilize In-Kind Services in excess of the In-Kind Value until the later of (A) three (3) Business Days after the date of receipt of the Limitation Notice, or (B) the effective date set forth therein (the "Limitation Date"), and shall further have the right to complete, after the Limitation Date, any item or items of In-Kind Services commenced prior to the Limitation Date, without any cost to or additional consideration from the Company or any of its Subsidiaries.

Upon any termination pursuant to Section 2.2.1.2 or upon an IPO or a Qualified Sale, as the case may be, the Optionee shall have the further right, upon written notice to the Company, to terminate the remaining portion of the In-Kind Services not theretofore used by the Company.

         2.3. [intentionally left blank]

                                     -E 79-

         2.4. Partial Exercises Permitted. Subject to Section 2.2.1.3, the Options may be exercised by the Optionee for all, or less than all (and on any number of multiple occasions as determined by the Optionee), of the Option Shares subject to the Options.

         2.5. Method of Exercise. In order to exercise an Option, the Optionee must deliver to the Company written notice ("Exercise Notice") of the Optionee's intention to so exercise by delivering to the Company a notice substantially in the form attached hereto as Exhibit 2.5, with all blanks filled in as appropriate and duly executed by the Optionee. The date upon which any Exercise Notice shall be delivered shall be referred to as the "Exercise Date". The Optionee may withdraw any of its Exercise Notices prior to the applicable Option Closing Date by written notice to that effect to the Company. Upon withdrawal of any of its Exercise Notices, the Optionee shall reimburse the Company for all reasonable out-of-pocket expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees incurred by the Company in connection therewith. Nothing contained in this Section 2.5 shall or is meant to prohibit the Optionee, after any such withdrawal, from subsequently exercising any Options during the period in which Options are permitted to be exercised as set forth in this Agreement.

         2.6. Vesting and Expiration Date. The acquisition of Option Shares shall be subject to the following vesting schedule: (i) forty percent (40%) of all of the Option Shares initially subject to the Option shall vest and become exercisable at the end of two years after the date of this Agreement and (ii) an additional twenty percent (20%) of all the Option Shares shall vest and become exercisable at the end of each of the next three (3) years thereafter; provided, however, that the Optionee's right to acquire the Option Shares shall in any event fully vest and become exercisable on the date of an IPO or on the date of a Qualified Sale without regard to the preceding clauses (i) and (ii). The Options shall expire ten (10) years from the date of this Agreement; provided, however, that the Closing (as defined in Section 6 hereof) on an Option may take place after the expiration of such ten (10)-year period as long as the Optionee has delivered the Exercise Notice to the Company in accordance with Section 2.5 prior to the expiration of such ten (10)-year period. If Optionee exercises its right to terminate its obligation to provide Unearned Advertising Services under
Section 2.2.1.2. above, the Option Shares scheduled to vest as of the end of the year during which the Notice Period expires shall vest and become exercisable pursuant to the vesting schedule set forth in this Section.

         2.7. Option Exercise Price. Subject to the other provisions of this Agreement, the parties acknowledge and agree that the purchase price the Optionee shall pay the Company for the acquisition of an Option Share (the "Option Exercise Price") shall be an amount equal to Thirty-Four Cents ($.34) per each Option Share so acquired by the Optionee pursuant to its exercise of an Option.


                                     -E 80-

         2.8. Adjustments Relating to Section 4. Any appropriate numbers or calculations in this Section 2, including, without limitation, the multiple set forth in Section 2.2.1.3, shall be adjusted as appropriate to effectuate the intent of the parties evidenced by Section 4 below notwithstanding the fact that adjustments to such numbers or calculations may not be expressly provided for in this Section 2 or in Section 4 below.

     3. Adjustment for Reorganization, Consolidation or Merger. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) transfer all or substantially all of its properties or assets to any other Person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Optionee, on the exercise of an Option at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Option Shares issuable (without regard to the second sentence in Section 2.6) on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which the Optionee would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Optionee had so exercised and closed on the Option, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

     4. Adjustments for Stock Dividends and Stock Splits. In the event that the Company after the date of this Agreement (i) issues additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock,
(ii) subdivides its outstanding shares of Common Stock, or (iii) combines its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Option Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Option Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Option Exercise Price then in effect. The Option Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 4. The number of Option Shares shall then be adjusted so that the Optionee shall then have the Options to acquire that number of shares of Class A Common Stock determined by multiplying the number of Option Shares which the Optionee would otherwise (but for the provisions of this Section 4) have the Options, by a fraction of which (i) the numerator is the Option Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Option Exercise Price in effect on the applicable Option Closing Date. Upon each adjustment of the Option Exercise Price and the number of Option Shares pursuant to the provisions of this Section 4, the Company shall promptly provide the Optionee with a written notice which sets forth a detailed explanation of such adjustments and the calculations applicable to such adjustments.

                                     -E 81-

     5. Other Adjustments to Option Exercise Price.

         5.1. Computation of Adjusted Option Exercise Price. Except as hereinafter provided, in case the Company after the date of this Agreement issues or sells any shares of Common Stock (other than the issuances or sales referred to in Sections 4 and 5.4 hereof), for a consideration per share less than the Option Exercise Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale, the Option Exercise Price shall (until another such issuance or sale) be reduced to the price equal to the quotient derived by dividing (a) an amount equal to the sum of (x) the Option Exercise Price in effect immediately prior to such issuance or sale multiplied by the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale. For the purposes of any computation to be made in accordance with this Section 5.1, the following provisions shall be applicable:

              5.1.1. In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

              5.1.2. In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as agreed to by the Company and the Optionee. Lacking such agreement, such valuation shall be determined pursuant to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and such determination shall be final and binding on the parties.

              5.1.3. The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 5.1.2.

                                     -E 82-

              5.1.4. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

         5.2. Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company at any time after the date of this Agreement, issues options, rights or warrants to subscribe for shares of Common Stock, or issues any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Option Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Option Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 5.1 hereof, provided that:

              5.2.1. The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Agreement), if any, received by the Company for such options, rights or warrants.

              5.2.2. The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of this Agreement) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof.

              5.2.3. If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 5.2.1, or in the price per share at which the securities referred to in Section 5.2.2 are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new

                                     -E 83-
options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

         5.3. Adjustment Notice. Upon each adjustment of the Option Exercise Price pursuant to the provisions of Section 5, the Company shall promptly provide the Optionee with a written notice which sets forth a detailed explanation of such adjustment and the calculations applicable to such adjustment.

         5.4. No Adjustment of Option Exercise Price. No adjustment of the Option Exercise Price shall be made upon the authorization or issuance of shares subsequent to the date hereof pursuant to stock option and other duly authorized incentive plans.

         5.5. No Increase in Number of Shares. The number of Option Shares shall not be adjusted upon any adjustment of the Option Exercise Price made pursuant to this Section 5.

         6. Closing. The closing of the acquisition of any of the Option Shares after delivery of an Exercise Notice (a "Closing") shall be on a business day no later than the later of ten (10) days after (i) the date an Exercise Notice is received by the Company or (ii) the date any applicable waiting period under the HSR Act has expired or terminated.

         7. Tax Reporting. For federal income tax reporting purposes, the parties shall consistently treat the Option as an option without "readily ascertainable fair market value" that is issued in exchange for services under the rules set forth in section 1.83-7 of the Treasury Regulations.

         8. Closing Deliveries. All actions at a Closing shall be deemed to occur simultaneously, and no document or payment shall be deemed to be delivered or made until all documentation or payments are delivered or made to the reasonable satisfaction of the Optionee, the Company, and their respective counsel.

              8.1. Closing Deliveries by the Company. At a Closing, the Company shall deliver to the Optionee such customary documentation which shall in form and substance be reasonably satisfactory to the Optionee and its counsel, including, without limitation, the following:

              8.1.1. a receipt for the Option Exercise Price;

              8.1.2. a certificate or certificates for the Option Shares so purchased;

                                     -E 84-

              8.1.3. a certificate signed on behalf of the Company by an authorized officer of the Company certifying that all of the representations and warranties of the Company contained in this Agreement were true on the date of this Agreement and are true as of the Option Closing Date and that the Company is in (and since the date of this Agreement has been in) compliance with all of its covenants and agreements in this Agreement;

              8.1.4. a certificate or certificates for the shares of Class A Common Stock converted from Class B Common Stock pursuant to Section 2.2.1.3; and

              8.1.5. such other documents that the Optionee shall reasonably request.

         8.2. Closing Deliveries by the Optionee. At a Closing, the Optionee shall deliver to the Company such customary documentation as shall in form and substance be reasonably satisfactory to the Company and its counsel, including, without limitation, the following:

              8.2.1. the Option Exercise Price which shall be paid via a certified check, bank cashiers check or by wire transfer to an account designated by the Company; and 8.2.2. a certificate or certificates for the shares of Class B Common Stock converted to Class A Common Stock pursuant to
Section 2.2.1.3; and

              8.2.3. such other documents as the Company shall reasonably request.

     9. Representations and Warranties

         9.1. Representations and Warranties of the Company. As an inducement to the Optionee to enter into this Agreement, the Company represents and warrants to the Optionee, as of the date of this Agreement and as of each Option Closing Date, the following:

              9.1.1. Authority. The Company has the full right, power, and authority to execute, seal and deliver this Agreement and to perform its obligations contemplated thereby; and this Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity. The execution, sealing and delivery of this Agreement and the consummation of the transactions contemplated herein has been duly authorized by all necessary corporate action of the Company.

              9.1.2. No Conflict. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or constitute a default under the Charter or By-Laws of the Company or under any contract, understanding, instrument, or other agreement

                                    - E 85-

(whether written or oral), or of any judgment, decree, order or resolution to which the Company is a party or by which it is otherwise bound.

              9.1.3. Valid Issuance. Upon their issuance to the Optionee, the Option Shares will be validly issued, fully paid and non-assessable, free from and clear of all restrictions, liens, security interests and encumbrances.

         9.2. Representations and Warranties of the Optionee. As an inducement to the Company to enter into this Agreement, the Optionee represents and warrants to the Company, as of the date of this Agreement and as of each Option Closing Date, the following:

              9.2.1. No Conflict. Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or constitute a default under the Charter or By-Laws of the Optionee or under any contract, understanding, instrument, or other agreement (whether written or oral), or of any judgment, decree, order, law, rule or resolution to which the Optionee is a party or by which it is otherwise bound.

     10. Covenants.

         10.1. Covenants of the Company. During the term of this Agreement and until title to and beneficial ownership in all of the Option Shares transfers to the Optionee, the Company covenants and agrees with the Optionee as follows:

              10.1.1. the Company shall undertake any and all reasonable actions and comply with all reasonable requests of the Optionee delivered to the Company in writing which in any way pertain to the delivery of the Option Shares and the transfer of title to and beneficial ownership therein to the Optionee upon the exercise of an Option therefor.

              10.1.2. In case:

              10.1.2.1. the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable after the exercise of an Option) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

              10.1.2.2. of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another Person; or

              10.1.2.3. of any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

                                     -E 86-
then, and in each such case, the Company shall immediately give the Optionee a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable after an Exercise) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be sent at least twenty (20) days prior to the date therein specified.

              10.1.3. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Optionee. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of stock receivable on the exercise of an Option above the amount payable therefor on such exercise, and (b) shall take an such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock on the exercise of an Option from time to time.

              10.1.4. The Company shall at all times reserve and keep available, solely for issuance and delivery on the Exercise of the Options, all shares of Class A Common Stock from time to time issuable on the Exercise of the Options.

              10.1.5. Not later than seven (7) Business Days after the receipt of an Exercise Notice, the Company shall prepare and file all documents, if any, with the Federal Trade Commission and the United States Department of Justice as required (of an acquired person) to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. The Company shall pay one-half (1/2) of any filing fee required to be paid under the HSR Act.

              10.1.6. The Company shall inform the Optionee promptly of anything which comes to Company's attention that would make the representations, warranties, or disclosures made herein untrue or misleading or to omit to state

                                     -E 87-
a material fact which would be misleading if omitted, or which constitutes a breach of any covenant or agreement contained herein.

              10.1.7. The Company shall undertake any and all actions which the are both necessary and appropriate to preserve the Optionee's rights to acquire the Option Shares pursuant to the terms of this Agreement.

         10.2. Covenants of the Optionee. During the term of this Agreement and until title to and beneficial ownership in all of the Option Shares transfers to the Optionee, the Optionee covenants and agrees with the Company as follows:

              10.2.1. Not later than seven (7) Business Days after the date the Company receives an Exercise Notice, the Optionee shall prepare and file all documents, if any, with the Federal Trade Commission and the United States Department of Justice as required (of an acquiring person) to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. The Optionee shall pay one-half of any filing fee required to be paid under the HSR Act.

     11. Transferability. The Optionee's rights under this Agreement may be not assigned, pledged, hypothecated, sold, or otherwise transferred or encumbered without approval of the Company, except that the Optionee may assign and sell its rights under this Agreement to Sinclair Ventures, Inc.; provided that Sinclair Ventures, Inc. is then a directly or indirectly wholly-owned subsidiary of the Optionee, and provided further that Sinclair Ventures, Inc. delivers to the Company a written assumption signed by Sinclair Ventures, Inc. pursuant to which it assumes the obligations and liabilities of the Optionee under this Agreement. However, no such assignment or assumption shall relieve the Optionee of any of its obligations or liabilities under this Agreement.

     12. Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when dispatched by facsimile transmission (provided that the sender's facsimile machine produces confirmation of receipt), or five
(5) days after deposited in the mail, first-class postage prepaid, addressed as follows:


                                     -E 88-

                  If to the Company:

                  BeautyBuys.Com Inc.
                  40 Underhill Boulevard
                  Syosset, New York  11791-0996
                  ATTN:  Chief Executive Officer
                  Facsimile No.:  (516) 682-1990


                  With a copy to:

                  Meltzer, Lippe, Goldstein & Schlissel, P.C.
                  190 Willis Avenue
                  Mineola, New York  11501
                  ATTN:  Richard Lippe, Esq.
                  Facsimile No.:  (516) 747-0653


                  If to Optionee:

                  Sinclair Broadcast Group, Inc.
                  10706 Beaver Dam Road
                  Cockeysville, Maryland  21030
                  ATTN:  President
                  Facsimile No.:  (410) 568-1533


                  With a copy to:

                  Sinclair Broadcast Group, Inc.
                  10706 Beaver Dam Road
                  Cockeysville, Maryland  21030
                  ATTN:  General Counsel
                  Facsimile No.:  (410) 568-1533


                  and with an additional copy to:

                  Thomas & Libowitz, P.A.
                  100 Light Street, Suite 1100
                  Baltimore, Maryland 21202-1053
                  ATTN:  Steven A. Thomas, Esq.
                  Facsimile No.:  (410) 752-2046


or to such other address or facsimile number as the parties hereto may from time to time designate for themselves.

     13. Entire Agreement. This Agreement and the Stock Purchase Agreement shall supersede all prior agreements between the parties relating to the subject matter hereof and thereof, and there are no other agreements or understandings between them concerning the subject matter hereof or thereof. For sake of convenience in drafting the Stock Purchase Agreement, the Stock Purchase

                                     -E 89-

Agreement contains provisions at Section 2.3 thereof that are similar to the provisions of Section 2.2 of this Agreement. However, it is the intention and agreement of the parties that in the event of a conflict between this Agreement and the Stock Purchase Agreement, this Agreement shall control.

     14. Binding Effect. Each of the covenants, promises, agreements, representations and warranties in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and permitted assigns.

     15. New York Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     16. Specific Performance. In the event of a breach of this Agreement, the other party may maintain an action for specific performance against the party alleged to have breached any of the terms, conditions, representations, warranties, provisions, covenants or agreements herein contained, and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party. Anything contained herein to the contrary notwithstanding, this Section shall not be construed to limit in any manner whatsoever any other rights and remedies that an aggrieved party may have by virtue of any breach of this Agreement, the parties having agreed that all such rights and remedies are cumulative and supplementary.

     17. Attorneys' Fees. In the event of any litigation between the parties arising under, out of or in connection with this Agreement, the non-prevailing party shall pay all of the prevailing party's costs, expenses and fees (including, without limitation, attorneys' fees) incurred as a result of or in connection with such litigation.

     18. Headings. The descriptive headings of the several sections and subsections of this Agreement are inserted for convenience only, and do not constitute a substantive part of this Agreement, and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement as a whole, or any provision hereof. All schedules and exhibits referred to in this Agreement are hereby deemed a substantive part of this Agreement.

     19. Word Usage. Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice versa. Whenever used in this Agreement, words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

     20. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.

                                     -E 90-

     21. Construction. Each and every term and provision of this Agreement has been mutually agreed to and negotiated by the parties hereto, and shall be construed simply according to its fair meaning and not strictly for or against any party.

     22. Severability. Each and every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

     23. Time. Time is of the essence with respect to all aspects of this Agreement.

     24. Further Assurances. From time to time prior to, at, and after any Option Closing Date, each party hereto will execute all such instruments and take all such actions as the other party being advised by counsel shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on any Option Closing Date, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

     25. Legends and Other Securities Matters.

         25.1. Legends; Opinions Requirement. The certificates evidencing the Option Shares acquired by the Optionee and each certificate issued in transfer thereof, will bear the following legend and any applicable legend required by any other Transaction Document:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION IN EFFECT WITH RESPECT TO THE SECURITIES OR AN EXEMPTION BEING APPLICABLE UNDER THE ACT."

         If the Optionee desires to sell or otherwise dispose of all or any part of the Option Shares acquired by it under an exemption from registration under the Securities Act, and if requested by the Company, the Optionee shall deliver to the Company an opinion of counsel, which may be counsel for the Company, that such exemption is available.

         25.2. Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Common Stock, in which it shall register the issue and sale of all Option Shares. All transfers of Option Shares acquired by the Optionee shall be recorded on the register maintained by the

                                     -E 91-

Company or its agent, and the Company shall be entitled to regard the registered holder of such Option Shares as the actual holder of such Option Shares so registered until the Company or its agent is required to record a transfer of such Option Shares on its register. Subject to Section 25.3 hereof, the Company or its agent shall be required to record any such transfer when it receives such security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing.

         25.3. Removal of Legend. Any legend endorsed on a certificate pursuant to Section 25.1 hereof, and any stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) promulgated by the Commission under the Securities Act, or (c) such securities are otherwise sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions with respect to such securities are removed upon the consummation of such sale and the seller of such securities provides the Company an opinion of counsel (which may be counsel for the Company), which shall be in form and content reasonably satisfactory to the Company, to the effect that such securities in the hands of the purchaser thereof are freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         25.4. Rule 144. The Company agrees to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, to the extent required from time to time to enable the Optionee to sell shares of Common Stock and the shares of Common Stock into which the Common Stock may be converted without registration under the Securities Act within the limitation of the exemptions provided in (a) Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of the Optionee, the Company will deliver a written statement as to whether it has complied with such requirements.

         25.5. Private Placement.

              25.5.1. The Optionee  understands and agrees with the Company that
(i) the Options and the offer and sale of the Option Shares are intended to be exempt from registration under the Securities Act by virtue of the provisions of
Section 4(2) of the Securities Act and (ii) there is no existing public or other


                                     -E 92-
market for the Options or the Option Shares and there can be no assurance that the Optionee will be able to sell or dispose of the Options or the Option Shares.

              25.5.2. The Optionee represents and warrants to the Company that:

              25.5.2.1. any Option Shares acquired by it pursuant to this Agreement will be acquired for its own account and without a view to the distribution or resale of the Option Shares acquired by it or any interest therein; provided that the provisions of this Section shall not prejudice the Optionee's right at all times to sell or otherwise dispose of all or any part of Option Shares so acquired by the Optionee pursuant to a registration under the Securities Act or an exemption from such registration available under the Securities Act;

              25.5.2.2. the Optionee is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act; and

              25.5.2.3. the Optionee is not a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Exchange Act), member of a national securities exchange, or person associated with a broker or dealer as defined in
Section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person.

         25.5.3. The Optionee further represents that:

              25.5.3.1. the Optionee has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Options and the Option Shares and the Optionee is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Options and the Option Shares; and

              25.5.3.2. in evaluating the suitability of an investment in the Option and the Option Shares, the Optionee has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Company other than as set forth in the SEC Reports, the Stock Purchase Agreement, this Agreement and the other Transaction Documents.


         [REMAINDER OF PAGE LEFT BLANK-SIGNATURES ON NEXT PAGE]

                                     -E 93-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


WITNESS/ATTEST:                                  Company:

                                                 BeautyBuys.Com Inc.

-----------------------                     By:
                                               -----------------------------
                                               Name:
                                               -----------------------------
                                               Title:
                                               -----------------------------

                                                 Optionee:

                                                 SINCLAIR BROADCAST GROUP, INC.


-----------------------                     By:
                                               -----------------------------
                                               Name:
                                               -----------------------------
                                               Title:
                                               -----------------------------

                                    - E 94-

                                 Schedule 2.2.2



1. Media Planning and Media Buying - media planning and media buying, to be provided as available and as needed to the Company by employees or agents of the Optionee acceptable to the Company - $1,764,707.

2. Commercial Production - commercial production (average of 8 separate commercials each year) at the facilities or studios of the Optionee or any of its direct or indirect subsidiaries, valued at $200,000.

3. Commercial Distribution - commercial distribution to any and all of radio and television stations licensed, owned or operated by the Optionee or any of its direct or indirect subsidiaries, valued at $10,000.

4. Web Site Advertising - web site advertising on any and all of the Optionee's web sites, or the web sites of any of its direct or indirect subsidiaries, including without limitation, banner advertisements and direct links to the Company's sites, including the value of customary commissions for each link (which will not be charged to the Company), valued at $500,000. The size of such banners, frequency, location and link to other web sites to be mutually determined by the Company and the Optionee, and all technical specifications to be provided by the Company at its sole cost.

5. Investment and Financial Planning Assistance - assistance with financial planning and reporting, capital structure, credit facilities, systems development and integration, and investment banking activities
         - $1,000,000.

6.       Periodic Technology and Marketing Consulting - $250,000.


The value allocated to the services described above (a) are determined as if all amounts were paid in cash, (b) are on an annual basis (the total over the BB Term is $18,623,535), and (c) shall increase over the Synergy Term consistent with the market value of such services on the actual date such services are supplied.


                                     -E 95-

                                   Exhibit 2.5

                              [ADDRESS OF OPTIONEE]

                                     [Date]


VIA FACSIMILE (516) 682-1990
AND FEDERAL EXPRESS

BeautyBuys.Com Inc.
40 Underhill Boulevard
Syosset, New York 11791-0996
Attention: Chief Executive Officer

         Re:        Exercise   of   Option   for   Class  A   Common   Stock  of
                    BeautyBuys.Com Inc., a New Jersey Corporation (the "Corporation"), under Option Agreement (the "Option Agreement") by and between Sinclair Broadcast Group, Inc., a Maryland corporation (the "Optionee"), and the Corporation

Dear Sir/Madam:

     Pursuant to the terms and conditions of the Option Agreement, the undersigned hereby exercises its right to acquire _______________ (_______) shares of Class A Common Stock of the Company. Closing on this transaction shall take place in accord with the provisions of the Option Agreement. Please prepare all necessary documentation necessary for closing pursuant to the Option Agreement.

                                             Sincerely,

                                             SINCLAIR BROADCAST GROUP, INC.


                                        By:
                                           --------------------------------
                                           Name:
                                           --------------------------------
                                           Title:
                                           --------------------------------


                                     -E 95-

                                    EXHIBIT C

                               BEAUTYBUYS.COM INC.
                          1999 LONG TERM INCENTIVE PLAN


     Section 1. Purpose

     The purpose of the Plan is to attract and retain the services of key employees, directors and non-employee consultants and independent contractors of or to the Company and its Subsidiaries and to motivate such individuals to put forth maximum efforts for the success of the business by offering them long term performance-based incentives and an opportunity to acquire ownership of the Company's Stock.

     For purposes of the Plan, the following terms shall have the meanings set forth below:


     Section 2. Definitions

         (a)  "Board" means the Board of Directors of the Company.

         (b) "Change in Control", "Potential Change in Control", and "Change in Control Price" have the meanings set forth in Sections 10(b), (c), and (d), respectively.

         (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (d) "Commission" means the Securities and Exchange Commission or any successor agency.

         (e)  "Committee" means the Committee referred to in Section 3.

         (f) "Company" means Beautybuys.Com, Inc., a corporation organized under the laws of the State of New Jersey, or any successor corporation.

         (g) "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

         (h) "Early Retirement" means retirement, with the consent for purposes of the Plan of the Committee or such officer of the Company as may be designated from time to time by the Committee, from active employment with the Company or a Subsidiary prior to Normal Retirement.

                                     -E 96-

         (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (j) "Fair Market Value" means, except as provided in Section 7(b)(ii), the mean, as of any given date, between the highest and lowest reported sales prices of the Stock on any Exchange or in the over-the-counter market on such date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), or if no such reported sales prices are available, the fair market value of the Stock as established by a good faith determination of the Committee.

         (k) "Holder" means an Optionee or a Transferee, as defined in Sections 2(p) and (y), respectively.

         (l) "Incentive Stock Option" means any Stock option intended to be and designated as an "incentive stock option" within the meaning of
              Section 422 of the Code.

         (m) "Long Term Performance Award" or "Long Term Award" means an award under Section 9.

         (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (o) "Normal Retirement" means retirement from active employment with the Company or a Subsidiary at or after the retirement age determined by the Board .

         (p)  "Optionee"  means a person  who is  granted a Stock  Option  under
              Section 6.

         (q) "Plan" means the Beautybuys.Com, Inc. 1999 Long Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

         (r)  "Restricted Stock" means an award under Section 8.

         (s)  "Retirement" means Normal or Early Retirement.

         (t) "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under Section 16(b) of the Exchange Act as amended from time to time.

         (u) "Stock" means the Class A Common Stock, $.001 par value, of the Company.

         (v)  "Stock Appreciation Right" means a right granted under Section 7.

         (w)  "Stock  Option" or "Option"  means an option granted under Section
              6.

                                     -E 97-

         (x) "Subsidiary" means any business entity in which the Company, directly or indirectly, owns 50 percent or more of the total combined voting power of all classes of stock or other equity interest.

         (y) "Transferee" means a member of an Optionee's Immediate Family, a partnership or a trust to whom or which any Option is transferred as provided in Section 6.

     Section 3. Administration

     The Plan shall be administered by the Committee on Executive Compensation of the Board, or such other Committee of the Board, composed of two or more members, of which one will be the Chairman of the Board, who may be an employee of the company, the other members will be non-employees. If at any time no Committee designated to administer the Plan shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board.

     Except as limited by the express provisions of the Plan, the Committee shall have the sole and complete authority:

         (a) to select the officers and other key employees or consultants or independent contractors to whom Stock Options, Stock, Appreciation Rights, Restricted Stock and Long Term Performance Awards may from time to time be granted;

         (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Long Term Performance Awards, or any combination thereof are to be granted, hereunder, provided that Incentive Stock Options may only be granted to employees.

         (c) to determine the number of shares to be covered by each award granted hereunder;

         (d) to determine the terms and conditions of any award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting acceleration or any forfeiture waiver regarding any Stock Option or other award and the shares of Stock relating thereto), based on such factors as the Committee shall determine;

         (e) to adjust the performance goal and measurements applicable to performance-based awards pursuant to the terms of the Plan; and

         (f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an award shall be deferred;

                                     -E 98-

The Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines and The Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto), and otherwise to supervise the administration of the Plan. The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. Any determination made by the Committee pursuant to the provisions of the Plan with respect to any award shall be made in its sole discretion at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter. Whenever the Committee has the power, or right under this Plan to adjust, alter, amend, award, consent, deem advisable, deem appropriate, deem desirable, deem necessary, determined, determine conditions, determine criteria, determine factors, determine terms, elect, exercise authority, exercise discretion, grant, interpret, make a decision, provide, set, specify, supervise, use criteria, use factors or any similar power or right, the Committee shall have the sole, absolute and uncontrolled discretion in doing so.

     Section 4. Subject to Plan

     The total number of shares of Stock reserved for distribution pursuant to Stock Options or other awards under the Plan shall be equal to 9,000,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares heretofore or hereafter required and held as treasury shares.

     If an outstanding Stock Option or Stock Appreciation right shall expire or terminate without having been exercised in full, or if any Restricted Stock award or long Term Performance Award is not earned or is forfeited in whole or in part, the shares subject to the unexercised or forfeited portion of such award shall again be available for distribution in connection with awards under the Plan. In the event that a Stock Option is exercised by tendering shares to the Company as full or partial payment of the option exercise price, only the number of shares issued net of the shares tendered shall be deemed delivered under the Plan. Further, shares tendered or withheld for the payment of taxes in connection with any award shall again be available for distribution in connection with awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Stock such substitution or adjustments shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options, in the determination of the amount payable upon exercise of outstanding Stock Appreciation Rights and in the number of shares subject to other outstanding awards granted under the Plan as may be determined by the Committee, in its sole discretion, to be equitable to prevent substantial dilution or enlargement of the rights granted to participants hereunder, provided, however, that the number of shares subject to any award will always be a whole number. The Committee shall give notice to each participant of any adjustment made pursuant to this paragraph, and upon such notice, such adjustment shall be effective and binding for all purposes of the Plan.

                                     -E 99-

     Shares issued under the Plan as the result of the settlement or assumption of, or substitution of awards under the Plan for, any awards or obligations to grant future awards of any entity acquired by or merging with the Company shall not reduce the number of shares available for delivery under the Plan.

     The maximum number of shares available for delivery under the Plan through Incentive Stock Options shall be 6,000,000 shares. The maximum number of shares available for awards under Section 8 and 9 hereof shall be equal to twenty percent of the total shares available for distribution under the Plan.

     Section 5. Eligibility

     All employees and non-employee consultants and independent contractors to the Company and its Subsidiaries (but excluding, except as otherwise provided in Section 6, members of the Committee and any person who serves only as a director) who in the opinion of the Committee are responsible for, or contribute to, the management, growth, and profitability of the business of the Company or its Subsidiaries are eligible to be granted awards under the Plan.

     Section 6. Stock Options

     Stock Options may be granted alone or in addition to other awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. The Committee shall have the authority to grant any Optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that the Committee shall not have the authority to grant Incentive Stock Options to any independent contractor or any non-employee consultant or director. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. The Committee shall not grant Stock Options to any one individual with respect to more than twenty-five percent (25%) of the shares of Stock reserved for distribution pursuant to Stock Options or other awards under the Plan.

     Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is an agreement for Incentive Stock Options or Non-Qualified Stock Options. The grant of a Stock Option shall occur on the date the Committee by resolution selects an employee as a participant in any grant of Stock Options, determines the number of Stock Options to be granted to such employee, and specifies the terms and provisions of the option agreement; provided, however, that the Committee may designate in such resolution a later date as the date of grant of any or all of the Stock Options covered thereby. The Company shall notify a participant of any grant of Stock Options, and a written option agreement or agreement shall be duly executed between the Company and the participant.

                                    -E 100-

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Optionee affected, to disqualify any Incentive Stock Option under such
Section 422.

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be equal to the Fair Market Value of the Stock on the date of grant or such higher price as shall be determined by the Committee at grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date of grant of the Option, and no Non-Qualified Stock Option shall be exercisable more than 10 years and one month after the date of grant of the Option.

         (c)  Transferability of Options.

              (i) No Stock Option shall be transferable by the Optionee other than by will, by the laws of descent and distribution or in accordance with the provisions of Section 6(c)(ii).

              (ii) Subject to  applicable  securities  laws,  the  Committee may determine that a Non-Qualified Stock Option may be transferred by the Optionee to one or more members of the Optionee's Immediate Family, as defined in Section 6(c)(iii), to a partnership of which the only partners are members of the Optionee's Immediate Family, or to a trust established by the Optionee for the benefit of one or more members of the Optionee's Immediate Family. No Transferee to whom or which a Non-Qualified Stock Option is transferred may further transfer such Stock Option. A Non-Qualified Stock Option transferred pursuant to this Section shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of this Section 5 relating to the exercise of the Stock Option upon the death, Disability, Retirement or other termination of employment of the Optionee, and shall be subject to such other rules as the Committee shall determine.

              (iii)For  purposes of this  Section 6,  "Immediate  Family" of the
                   Optionee means the Optionee's spouse, parents, children and grandchildren.

                                    -E 101-

        (d) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part based on such factors as the Committee may determine.

         (e) Termination by Death. Subject to Section 6(j), if an Optionee's employment or service on the Board terminates by reason of death, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the expiration of the stated term of any such Stock Option is less than one year following the death of the Optionee, the Stock Option shall be exercisable for a period of one year from the date of such death.

         (f) Termination by Reason of Disability. Subject to 6(j), if an Optionee's employment or service on the Board terminates by reason of Disability, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised by the Holder, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine, for a period of one year from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the Holder dies while any such Stock Option remains exercisable, any unexercised Stock Option held by such Holder at death shall continue to be exercisable to the extent to which it was exercisable at the time of the Holder's death for a period of 12 months from the date of such death. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (g) Termination by Reason of Retirement. Subject to Section 5(j), if an Optionee's employment or service on the Board terminates by reason of Retirement, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised by the Holder, to the extent it was exercisable at the time of Retirement or on such accelerated basis as the Committee may determine, for a period of two years from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however that, if the Holder dies within such two-year period, any

                                    -E 102-
              unexercised Stock Option held by such Holder shall, notwithstanding the expiration of such two-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of
              Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (h) Other Termination. Subject to Section 6(j), if an Optionee's employment terminates for any reason other than death, Disability or Retirement, or cause, any Stock Option held by such Optionee or any Transferee of such Optionee may thereafter be exercised by the Holder, to the extent it was exercisable at the time of termination, for a period of three months from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the Holder dies within such three-month period, any unexercised Stock Options held by such Holder shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death. If an Optionee's employment is terminated for cause, all rights under any Stock Option held by such Optionee or any Transferee of such Optionee shall expire immediately upon the giving to the Optionee of notice of such termination, if and to the extent determined by the Committee and, to the extent not so determined, shall expire as provided in the preceding sentences of this Section 6(h).

         (i) Method of Exercise. Stock Options shall be exercisable (i) during the Holder's lifetime, only by the Holder or by the guardian or legal representative of the Holder, and (ii) following the death of the Holder, only by the person to whom they are transferred by will or the laws of descent and distribution. For purposes of this
              Section 6(i) only, the term "Holder" shall include any person to whom a Stock Option is transferred by will or the laws of descent and distribution. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash (including check, bank draft, money order, or such other instrument as the Company may accept). Unless otherwise determined by the Committee at any time or from time to time, payment in full or in part may also be made (i) by delivering a duly executed notice of exercise together with irrevocable instructions from the Holder to a broker to deliver promptly to

                                    -E 103-
              the Company sufficient proceeds from a sale or loan of the shares subject to the Stock Option to pay the purchase price, or (ii) in the form of unrestricted Stock already owned by the Holder or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee.

              No shares of Stock shall be issued until full payment therefor has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, a Holder shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, with respect to shares subject to the Stock Option when the Holder has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

              Shares issued upon exercise of a Stock Option shall be issued in the name of the Holder or, at the request of the Holder, in the names of such Holder and the Holder's spouse with right of survivorship as community property, community property with right of survivorship or joint tenants.

         (j) Cashing Out of Options. In any case when a Stock Option is exercised after the death of a Holder, the Committee may elect to cash out all or any part of the Stock Option by paying the person to whom the Stock Option has been transferred by reason of the death of the Holder an amount, in cash or shares of Stock, equal in value to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash out.

         (k) Substitute Options. Stock Options or Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options or stock appreciation rights held by employees of any corporation who, as the result of a merger, consolidation, or combination of such other corporation with, or the acquisition of all or substantially all of the assets or stock of such other corporation by, the Company or a Subsidiary, become employees of the Company or a Subsidiary. The terms and conditions of any substitute Stock Options or Stock Appreciation Rights so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options or stock appreciation rights in substitution for which they are granted; provided, however, that in the event a stock option for which a substitute Stock Option is being granted is an incentive stock option, no such variation shall be permitted the effect of which would be to adversely affect the status of any such substitute Stock Options as an Incentive Stock Option.

         (l) Deferral of Option Gains. An Optionee may elect to defer to a future date receipt of the shares of Stock to be acquired upon exercise of a Stock Option. Such election shall be made by delivering to the Company not later than six months prior to the exercise of the Stock Option a written notice of the election specifying the future date (the "Deferral Date") for receipt of the shares. At any time, and from time to time, prior to the delivery to the Optionee of shares the receipt of which has been deferred as provided in this section, the Optionee may designate by written notice to the Company a new date, which date shall be later than the Deferral Date, and such new date shall thereafter be the Deferral Date with respect to such shares.

                                    -E 104-

     Section 7. Stock Appreciation Rights

     A Stock Appreciation Right may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such Right may be granted only at the time of grant of such Stock Option. A Stock Appreciation Right independent of a Stock Option grant may also be awarded by the Committee, in which event the provisions of this Section 7 shall be applied for purposes of determining the operation of such Stock Appreciation Right as if a Non-Qualified Stock Option had been granted on the date of the grant of and in conjunction with such independent Stock Appreciation Right.

     A Stock Appreciation right granted with respect to a given Stock Option shall terminate and no longer be exercisable to the extent of the shares with respect to which the related Stock Option is exercised or terminates. A Stock Appreciation Right may be exercised by a Holder in accordance with the provisions of this Section 7 by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Holder shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). The Stock Option which has been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.

     Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including, but not limited to, the following:

         (a) Exercisability. A Stock Appreciation Right shall be exercisable only at such time or times and to the extent that the Stock Option to which it relates is exercisable in accordance with the provisions of Section 6 and this Section 7; provided, however, that a Stock Appreciation Right shall not be exercisable during the first six months of its term by an Optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, unless otherwise determined by the Committee in the event of death or Disability of the Optionee prior to the expiration of the six-month period.

         (b) Payment Upon Exercise. Upon the exercise of a Stock Appreciation Right, a Holder shall be entitled to receive an amount in cash, shares of Stock, or both equal in value to the excess of the Fair Market Value on the date of exercise of one share of Stock over the option exercise prior per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee shall have the right to determine the form of payment in each case.

              In the case of a Stock Appreciation Right held by an Optionee who is actually or potentially subject to Section 16(b) of the Exchange Act, the Committee;

              (i) may require that such Stock Appreciation Right be exercised only in accordance with any applicable "window period" provisions of Rule 16b-3; and

              (ii) in the case of a Stock Appreciation Right relating to a Non-Qualified Stock Option, may provide that the amount to be paid upon exercise of such stock Appreciation Right during a Rule 16b-3 "window period" shall be based on the highest mean sales price of the Stock on any day during such "window period".

         (c)  Non-transferability.   A  Stock   Appreciation   Right   shall  be
              transferable only when and to the extent that the related Stock Option would be transferable under Section 6(c).

                                    -E 105-

         (d) Effect of Change in Control. The Committee may provide, at the time of grant, that a Stock Appreciation Right can be exercised only in the event of a change in Control or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. The Committee may also provide that, in the event of a change in Control or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control price, subject to such terms and conditions as the Committee may specify at grant.

     Section 8. Restricted Stock

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the offices, key employees and non-employee consultants to whom and the time or times at which grants of Restricted Stock will be made, the number of shares to be awarded the time or times within which such awards may be subject to forfeiture, and any other terms and conditions of the awards, in addition to those contained in Section 8(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. Each participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant and shall be an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                   "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the BEAUTYBUYS.COM. INC. 1999 Long Term Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of BeautyBuys.Com. Inc., 40 Underhill Boulevard, Syosset, New York 11791.

              The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

             (i) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in Section 8(c)(vi), during such period commencing with the date of such award as shall be set by the Committee (the "Restriction Period"), the participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber shares of Restricted Stock. Within these limits, the Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, and such other facts or criteria as the Committee may determine.

                                    -E 106-

              (ii) Except as provided in 8(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the right of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends thereon; provided, however, that the Committee may provide at the time of an award that cash dividends shall be automatically deferred and reinvested in additional Restricted Stock. Dividends on Restricted Stock which are payable in Stock shall be paid in the form of additional shares of Restricted Stock.

              (iii) Except to the extent  otherwise  provided in the  applicable
                    Restricted Stock Agreement and Sections 8(c)(i) and (iv), upon termination of a participant's employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

              (iv) In the event of the death of a participant during the Restriction Period without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such share shall be delivered to the participant.

              (v) If and when the Restriction period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

              (vi) Each award shall be confirmed by, and be subject to the terms of, a Restricted Stock Agreement which shall be executed by the Company and the recipient of the Restricted Stock.

                                    -E 107-

     Section 9. Long Term Performance Awards

         (a) Awards and Administration. Long Term Performance awards may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the nature, length, and starting date of the performance period (the "Performance Period") for each Long Term Performance Award, which shall be at least two years (subject to Section 10), and shall determine the performance objectives to be used in valuing Long Term Performance awards and determining the extent to which such Long Term Performance Awards have been earned. The maximum award for any individual with respect to any one year of any Performance Period shall be 20,000 shares of Stock. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon one or more of the following Company, Subsidiary, business unit, or individual performance factors or criteria (on a pre- or post- tax basis and on an aggregate or per share basis) as the Committee may deem appropriate; earnings, sales, Stock price, return on equity, assets or capital, economic value added, cash flow, total shareholder return, costs, margins, market share, any combination of the foregoing. Performance Periods may overlap and participants may participate simultaneously with respect to Long Term performance Awards that are subject to different Performance Periods and different performance factors and criteria. Long Term Performance Awards shall be confirmed by, and be subject to the terms of, a Long Term Performance Award Agreement. The terms of such awards need not be the same with respect to each participant.

         (b) Adjustment of Awards. The Committee may adjust the performance goals and measurements applicable to Long Term Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events, or circumstances in order to avoid windfalls or hardships.

                                    -E 108-

         (c) Termination of Employment. Subject to Section 9 and unless otherwise provided in the applicable Long Term Performance Award Agreement, if a participant terminates employment during a Performance Period because of death, Disability, or Retirement, such participant shall be entitled to a payment with respect to each outstanding Long Term Performance Award at the end of the applicable Performance Period;


              (i) based, to the extent relevant under the terms of the award, upon the participant's performance of the portion of such Performance Period ending on the date of termination and the performance of the Company or any applicable business unit for the entire Performance Period, and

              (ii) prorated for the portion of the Performance Period during which the participant was employed by the Company or a Subsidiary, all as determined by the Committee. The Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate. Subject to
                    Section 10 and except as otherwise provided in the applicable Long Term Performance Award Agreement, if a participant terminates employment during a Performance Period for any other reason, then such participant shall not be entitled to any payment with respect to the Long Term
                    Performance Awards subject to such Performance Period, unless the Committee shall otherwise determine.

         (d) Form of Payment. The earned portion of a Long Term Performance Award may be paid currently or on a deferred basis and may provide for such interest or earnings equivalent as the Committee may determine. Payment shall be made in the form of cash or whole shares of Stock, including Restricted Stock, or a combination thereof, either in a lump sum payment or in annual installments, all as the Committee shall determine.

     Section 10. Change in Control Provisions

         (a)  Impact of Event. In the event of:

              (i) a "Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board, the following acceleration and valuation provisions shall apply:

                                    -E 109-

              (ii) a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board, the following acceleration and valuation provisions shall apply:

                    a. Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control or such Potential Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested; provided, however, that, in the case of Stock Appreciation rights held by an Optionee who is actually subject to
                           Section 16(b) of the Exchange Act, such Stock Appreciation Rights shall not become exercisable and vested unless they shall have been outstanding for at least six months at the date such Change in Control is determined to have occurred.

                    b.     The restrictions and forfeiture provisions applicable
                           to  any  restricted   Stock  shall  lapse,  and  such
                           Restricted Stock shall become fully vested.

                    c. The value of all outstanding Stock Options, Stock Appreciation Rights, and Restricted Stock shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price", as defined in Section 10(d), as of the date such change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                    d. Any outstanding Long Term Performance Awards shall, unless the Committee otherwise determines, be vested and paid out based on the prorated target results for the Performance Periods in question, unless the Committee provides prior to the Change in Control event for a different payment.

         (b) Definition of "Change in Control". For purposes of Section 10(a), a "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act; without regard to whether the Company would be required to file such Reports under the Exchange Act; provided that, without limitation, such a "Change in Control" shall be deemed to have occurred if:

              (i)   A third person,  including a "group" as such term is used in
                    Section 13(d)(3) of the Exchange Act, other than the trustee of a Company employee benefit plan, becomes the beneficial owner, directly or indirectly of 20 percent or more of the combined voting power of the company's outstanding voting securities ordinarily having the right to vote for the election of independent contractors of the Company; or

                                     -E 110-

              (ii) During any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Company (the "Board" generally and as of the effective date of the Plan the "Incumbent Board") cease for any reason (other than Retirement upon reaching Normal Retirement age, Disability, or death) to constitute at least a majority of the Board;
                    provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

         (c)  Definition  of  "Potential  Change in  Control".  For  purposes of
              Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

              (i)   The  entering   into  an  agreement  by  the  Company,   the
                    consummation of which would result in a Change of Control of the Company as defined in Section 9(b); or

              (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person, or group (other than the trustee of a Company employee benefit plan) of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding voting securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of the Plan.

         (d) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid or offered in any bona fide transaction related to an actual or potential Change in Control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Stock Options.

                                    -E 111-

     Section 11. Amendments and Termination

     The Board may amend, suspend, or discontinue the Plan or any portion thereof at any time, but no amendment, suspension, or discontinuation shall be made which would impair the rights of a Holder under a Stock Option or a recipient of a Stock Appreciation Right, Restricted Stock Award, or Long Term Performance Award theretofore granted without the Holder's or recipient's consent or which without the approval of the Company's stockholders, would:

         (a) except as expressly Provided in the Plan, increase the total number of shares reserved for the purpose of the Plan;

         (b) decrease the option price of any Stock Option to less than the Fair Market Value on the date of grant;

         (c)  change the class of employees eligible to participate in the Plan;
              or

         (d)  extend the maximum option periods under Section 6(b).

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but no such amendment shall impair the right of any holder without the holder's consent. Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments.

     Section 12. Unfunded Status of Plan

     It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     Section 13. General Provisions

         (a) All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require any Optionee purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the Optionee is acquiring the shares without a view to the distribution thereof.

                                    -E 112-

         (b) Nothing contained in this Plan shall prevent the Company or a Subsidiary from adoption of other or additional compensation arrangements for its employees.

         (c) Neither the adoption of the Plan nor the granting of any Stock Option, Stock Appreciation Right, Restricted Stock or Long Term Award shall confer upon any employee any right to continued employment or constitute an agreement or understanding that the Company will retain a director for any period of time or at any particular rate of compensation, nor shall the same interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any employee or the service of any director at any time.

         (d) No later than the date on which the Company is required to withhold taxes in respect of an award, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local, or other taxes of any kind required by law to be withheld with respect to such award or any payment or distribution made in connection therewith. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement; provided, however, that in the case of any Optionee who is actually subject to Section 16(b) of the Exchange Act, any such settlement shall comply with the applicable requirements of Rule 16(b)-3. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.

         (e) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall be permissible only if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

         (f) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable with respect to outstanding awards under the Plan in the event of the participant's death are to be paid.

         (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York.

                                    -E 113-

     Section 14. Effective Date of Plan; Shareholder Approval

     The Plan shall be effective as of November __, 1999, subject however to the approval of the Plan by the holders of at least a majority of the outstanding shares of Stock of the Company present or represented and entitled to vote at a meeting of shareholders of the Company. Awards may be made under the Plan on and after its effective date; provided, however, that any such awards shall be null and void if shareholder approval of the Plan is not obtained within 12 months of the adoption of the Plan by the Board.

     Section 15. Term of Plan

     No Stock Option, Stock Appreciation Right, Restricted Stock award, or Long Term Performance award shall be granted on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such tenth anniversary (including, without limitation, Long Term Performance Awards for Performance Periods commencing prior to such tenth anniversary) may extend beyond that date.

                                    -E 114-

                                    EXHIBIT D

                                 CO-SALE RIGHTS


         (a) In the event, prior to the occurrence of an IPO or a Qualified Sale (such Qualified Sale for minimum gross proceeds of at least $100,000,000), either the Purchaser or SYBR (a "Selling Shareholder") receives a bona fide offer, other than an offer which, if accepted, would result in such a Qualified Sale (the "Offer"), from a third party which is not an Affiliate of the Selling Shareholder (the "Offeror"), to purchase from the Selling Shareholder any or all of the BB Shares and/or Option Shares owned by the Purchaser or any or all of the shares of Class A Common Stock ("Class A Shares") owned by SYBR (said BB Shares, Option Shares and Class A Shares are collectively referred to herein as the "Shares") for a specified price payable in cash or otherwise and on specified terms and conditions, the Selling Shareholder shall promptly forward a copy of the Offer to the other shareholder (the "Other Shareholder"), together with a notice from the Selling Shareholder that the Selling Shareholder desires to sell such Shares pursuant to this Exhibit B. Such notice shall specify the number of Shares which the Selling Shareholder desires to sell (the "Sale Shares"), the percentage that the Sale Shares represents of the total number of Shares owned by the Selling Shareholder ("Ownership Percentage"), the identity of the proposed purchaser of the Sale Shares, and all of the material terms of the Offer.

         (b) Concurrently with the delivery of the notice by the Selling Shareholder referred to in subparagraph (a) hereof, the Selling Shareholder shall offer to the Other Shareholder the opportunity to sell to the Offeror the Ownership Percentage of Shares owned by such Shareholder. The Other Shareholder shall notify the Selling Shareholder in writing, within (10) ten Business Days of the receipt of the notice of Offer, whether it desires to sell the Ownership Percentage of the Shares owned by such Shareholder. Failure to provide such written notice within such 10-day period shall be deemed to constitute a refusal by such Shareholder to exercise its rights under this Section in which event the Selling Shareholder may proceed with the sale of the Sale Shares at any time within 90 days after such refusal. In the event that the Selling Shareholder cannot obtain commitments from the Offeror to purchase the aggregate number of Shares representing the Ownership Percentage of Shares owned by the Selling Shareholder and the Other Shareholder who has provided notification of its desire to sell Ownership Percentages of the Shares owned by it, then the Selling Shareholder and the other Shareholder wishing to sell its Shares under this Section shall reduce the number of the Shares which they propose to sell, so that (i) the Selling Shareholder and the Other Shareholder wishing to sell Shares under this Section shall each be entitled to sell an identical percentage of the Shares which each respectively owns to the Offeror; and (ii) the total number of Shares to be sold by the Selling Shareholder and the Other Shareholder exercising rights under this Section shall equal the number of Shares which the Offeror shall have committed to purchase.

                                    -E 115-

         (c) Notwithstanding any contrary provision of section (a) or (b) above, the Purchaser shall not have the right to include Option Shares as part of the Shares to be sold unless it shall first execute and deliver an agreement, reasonably satisfactory in form and substance to the Company, to the effect that the Purchaser cancels or surrenders its right to terminate its obligation to provide Unearned Advertising Time to the Company under Section 2.3(a)(ii) of the Stock Purchase Agreement to which this is Exhibit D, to the extent necessary to insure that the Option Shares to be included as part of the Shares to be sold will never become ineligible for vesting as otherwise provided therein.

         (d) The Purchaser and SYBR each hereby agrees not to Transfer directly or indirectly any Shares or other Capital Stock of the Company to any Person whose activities, products or services are competitive with the activities, products or services of Synergy or its Subsidiaries, including the Company, as reasonably determined by the Board of Directors of Synergy, as of the date of the proposed Transfer (provided that the foregoing shall not restrict public sales registered under the Securities Act or pursuant to Rule 144 thereunder unless the relevant transferor has knowledge that the buyer or buyers are such competitors). The Company may impose stop transfer instructions with its transfer agent in order to enforce the foregoing covenants.

         (e) The Selling Shareholder shall not have the right to Transfer any Shares owned by it without complying with the provisions of this Section and, if the co-sale right provided for herein has been exercised by the Other Shareholder, unless the Offeror has agreed to purchase the Shares being offered by the Selling Shareholder and the Other Shareholder as provided herein. Any Transfer made or attempted contrary to the foregoing provisions shall be void ab initio; SYBR, the Purchaser and the Company each shall have the right to enforce such provisions by actions for specific performance, in addition to any other legal or equitable remedies; and each may refuse to recognize any purported Transferee as a stockholder of the Company for any purpose.

                                    -E 116-

                                    EXHIBIT E

         NEITHER THIS NOTE NOR THE COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS.
         NEITHER THIS NOTE NOR ANY SUCH COMMON STOCK MAY BE OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS
         (I) A REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT IS IN EFFECT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY STATE SECURITIES LAWS IN CONNECTION WITH THE PROPOSED TRANSFER, SALE, ASSIGNMENT, PLEDGE OR OTHER DISPOSITION.

$                                                                      [DATE]

                               BEAUTYBUYS.COM INC.
                        8% Convertible Subordinated Note


     FOR VALUE RECEIVED, BEAUTYBUYS.COM INC., a New Jersey corporation (the Company"), HEREBY PROMISES TO PAY to the order of NEW ERA FOODS, INC., a Nevada corporation (the "Holder"), the principal sum of ($____________) DOLLARS on ___________________, 200_ [5 years from the date of issuance] (the "Maturity Date") and to pay interest on the principal amount outstanding from time to time under this note (the "Outstanding Principal Amount"), at the rate of 8% per annum, payable on the Maturity Date.

         1. Definitions. For purposes hereof the following definitions shall apply:

     "Additional Shares of Common Stock" shall mean all shares (including treasury shares) of Common Stock issued or sold or deemed to be issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than shares of Common Stock issued upon conversion of the Notes.

     "Business Day" shall have the meaning set forth in Section 2(c).

     "Common Stock" shall mean, the common stock of the Company, $.001 par value per share.

     "Company" shall have the meaning set forth in the Preamble.

     "Conversion Date" shall have the meaning set forth in Section 3(c)(x)(i).

                                    -E 117-

     "Conversion Notice" shall have the meaning set forth in Section 3(c)(x)(i).

     "Conversion Price" shall mean $3.175 subject to certain adjustments as described in Section 3(c).

     "Conversion Shares" means the shares of Common Stock to be issued upon conversion of this Note.

     "Convertible Securities" shall have the meaning set forth in Section 3(c)(iv).

     "Default" shall have the meaning set forth in Section 14.

     "Default Rate" shall have the meaning set forth in Section 2(a).

     "Holder" shall have the meaning set forth in the Preamble.

     "Issuance Date" shall be the date set forth at the outset of this Note.

     "Maturity Date" shall have the meaning set forth in the Preamble.

     "Notes" shall mean this Note and any like Notes hereinbefore or hereafter issued to Holder.

     "Organic Change" shall mean, any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

     "Outstanding Principal Amount" shall mean the principal amount of this Note which is outstanding on the date of determination.

     "Person" shall mean, an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     "Prepayment Amount" shall mean the sum equal to the face amount of this Note, plus all accrued but unpaid interest thereon.

     "Proceeding" shall mean, with respect to any Person, (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to such Person or its properties as such,
(ii) any proceeding for any liquidation, dissolution or other winding up of such Person, voluntary or involuntary, or (iii) any assignment for the benefit of creditors or marshaling of the assets of such Person.

                                    -E 118-

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

     "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount required to pay the probable liability on such Person's existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (v) such Person's property does not constitute unreasonably small capital for such Person to carry out its business as currently conducted and as proposed to be conducted including the capital needs of such Person taking into account the capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof.

         2. General Provisions.

              (a) Any amount of principal hereof that is not paid when due (whether at maturity, by acceleration or otherwise) shall bear interest from the day when due until such principal amount is paid in full, payable on demand, at an interest rate per annum equal at all times to the prime rate (as set from time to time by The Chase Manhattan Bank) plus two percent (2%) per annum (the "Default Rate"). All interest shall be computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. All payments made hereunder shall be made in cash.

              (b) If any amount payable hereunder shall be due on a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest payable hereon.

              (c) Both principal and interest are payable in lawful money of the United States and in immediately available funds at the offices of Holder at 40 Underhill Boulevard, Syosset, New York 11791, or at such other place as the Holder shall designate in writing to the Company.

                                    -E 119-

         3. Holder's Conversion of Note.

              (a) Conversion Right. The Holder shall have the right, at its option, to convert this Note, in whole or in part, into fully paid, validly issued and nonassessable shares of the Company's Common Stock at any time and from time to time on or after April 1, 2001 (including, without limitation, during a Default after such date) that this Note is outstanding. If this Note is converted in part, the remaining portion of this Note not so converted shall remain entitled to the conversion and other rights provided herein.

              (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of this Note pursuant to Section 3(a) shall be determined by dividing (i) the Outstanding Principal Amount submitted for conversion plus accrued but unpaid interest thereon, by (ii) the Conversion Price then in effect.

              (c) Anti-Dilution. In order to prevent dilution of the rights granted under this Note, the Conversion Price will be subject to adjustment from time to time as provided in this Section 3(c):

              (i) Dividends and Distributions. If the Company shall declare or pay to the holders of the Common Stock a dividend or other distribution payable in shares of Common Stock or any other security convertible into or exchangeable for shares of Common Stock, the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock, as applicable, which such Holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution as if this Note had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

              (ii) Stock Splits and Combinations. If the Company shall subdivide (by means of any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine (by means of any combination, reverse stock split or otherwise) the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of shares of Common Stock any shares of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder shall receive the number of shares of Common Stock which the Holder would have owned or been entitled to receive after the happening of any and each of the events described above if this Note had been converted immediately prior to the happening of each such event on the day upon which such subdivision or combination, as the case may be, becomes effective.

              (iii) Organic Changes. In case the Company shall effect an Organic Change, then the Holder shall be given a written notice from the Company informing such Holder of the terms of such Organic Change and of the record date thereof for any distribution pursuant thereto, at least twenty (20) days in advance of such record date, and, if such record date shall precede the Maturity Date, the Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of stock or other securities, property or assets of the Company, or of its successor or transferee or any affiliate thereof, or cash receivable upon or as a result of such Organic Change that would have been received by a holder of the number of shares of Common Stock equal to the number of shares the Holder would have received had such Holder converted this Note

                                    -E 120-
prior to such event at the Conversion Price immediately prior to such event. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Holder) with respect to such Holder's rights and interests to insure that the provisions of this Section 3(c)(iii) will thereafter be applicable to this Note (including, in the case of any such Organic Change in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such Organic Change, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such Organic Change assumes, by written instrument (in form and substance satisfactory to the Holder), the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire. The provisions of this subparagraph (iii) shall similarly apply to successive Organic Changes.

              (iv) No Dilution or Impairment. The Company shall not, by amendment of its certificate of incorporation or through any Organic Change or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the conversion of this Note from time to time outstanding, (ii) shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issuable after the action upon the conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (iii) shall not permit the par value of any shares of stock receivable upon the conversion of this Note to exceed the amount payable therefor upon such exercise.

              (v) Notices.

                   (A) Immediately upon any adjustment pursuant hereto of the Conversion Price, the Company will give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                   (B) The Company will give written notice to the Holder at least twenty (20) days prior to the date on the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, or (II) for determining rights to vote with respect to any Organic Change, dissolution or liquidation; provided that in no event shall such notice be provided to the Holder prior to such information being made known to the public.

                                    -E 121-

                   (C) The Company will also give written notice to the Holder at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

              (vi) Further Adjustments. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur. All calculations under this Section 3(c) shall be made to the nearest cent. No adjustment in the Conversion Price shall be made if the amount of such adjustment would be less than $0.01, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

              (d) Conversion Procedure. The conversion of this Note shall be carried out pursuant to the following procedures:

              (i) Holders Delivery Requirements. To convert this Note into full shares of Common Stock on any date (the "Conversion Date"), the Holder shall (A) deliver or transmit for receipt on or prior to 11:59 p.m., Eastern Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice"), to the Company to the effect that the Holder elects to convert a specified amount of the Outstanding Principal Amount of this Note plus accrued interest) and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the originally executed Conversion Notice.

              (ii) Company's Response. Within fifteen (15) Business Days after receipt by the Company of a copy of a Conversion Notice, the Company shall notify the Holder in writing (an "Exercise Notice") whether it elects either (A) to accept the conversion and issue to the Holder the number of shares of Common Stock as specified in the Conversion Notice, or (B) to prepay this Note as provided in clause (iii) below. Failure to deliver the Exercise Notice within such fifteen (15) Business Day period shall be deemed an election under clause
(A) of this subsection (ii). Thereafter, and within twenty (20) Business Days after receipt by the Company of the Conversion Notice, the Company shall either
(a) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate(s), registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (b) prepay this Note pursuant to clause (iii) below, as the case may be.

              (iii) Prepayment. Upon the Company's election to prepay this Note pursuant to Section 3(d)(ii)(B) above, the Company shall prepay, from funds legally available therefor at the time of such prepayment, all of the Prepayment Amount, or in the event the Conversion Notice shall have been delivered with respect to less than all of the Note, a portion of the Prepayment Amount which shall not be less than the amount of this Note specified in the Conversion Notice. Any such prepayment by the Company shall be in cash and shall be free of any claim of subordination. Except as set forth above, the Company shall not have the right to prepay the Note or any part thereof.

                                    -E 122-

              (iv) Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price, the decision of the Board of Directors of Holder will be final and binding on the parties hereto.

              (v) Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of the Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the applicable Conversion Date.

              (e) Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon any conversion shall be rounded up or down, whichever is closest, to the nearest whole share.

              (f) Taxes. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon any conversion.

         4. Representations and Warranties. The Company represents and warrants as follows: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (ii) the execution, delivery and performance by the Company of this Note are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (A) the Company's charter or by-laws or (B) any law or any contractual restriction binding on or affecting the Company; (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third Person is required for the due execution, delivery and performance by the Company of the Note; (iv) this Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (v) the Company has all requisite corporate power and authority to conduct its business as now conducted and to consummate the transactions contemplated hereby; (vi) there is no pending or to the Company's knowledge threatened action or proceeding affecting the Company before any governmental agency or arbitrator which challenges or relates to this Note or any transactions contemplated in connection herewith or which may have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or results of operations of the Company; (vii) after giving effect to the transactions contemplated by this Note, the Company is Solvent and no Default has occurred and is continuing; and (viii) not less than 350,000 shares of Common Stock have been reserved for issuance for the purpose of effecting conversion of this Note.

         5. Covenant of the Company. So long as this Note shall be outstanding, without the prior written consent of the Holder, the Company will not pay or declare any dividend or distribution on any shares of the Company's capital stock (except dividends payable in stock of the Company) or directly or indirectly redeem, repurchase, retire or otherwise acquire any shares of equity securities of the Company except pursuant to any agreement, approved in advance by the Board of Directors of the Company or a committee thereof, for the repurchase of shares from an employee, director or consultant upon death, disability, retirement or termination of employment or director or consulting relationship or upon exercise of a right of first refusal.

                                    -E 123-

         6. Reservation of Shares. The Company shall, so long as any principal or interest is due hereunder, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

         7. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of this Note set forth herein or the Holder.

         8. Obligations Absolute. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to convert this Note pursuant to the provisions of Section 3, and to pay the principal of and interest on, this Note at the time, place and rate, and in the manner, herein prescribed.

         9. Waivers of Demand Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         10. Replacement Note. In the event that the Holder notifies the Company that its Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Outstanding Principal Amount, if different than that shown on the original Note) shall be issued by the Company to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note, but in no event shall the aggregate amount of such indemnification exceed the Outstanding Principal Amount of this Note.

         11. Payment of Expenses. The Company agrees to pay on demand all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel to the Holder) incurred by the Holder in connection with the enforcement of the Holder's rights and/or the collection of all amounts due under this Note.

         12. Assignment and Transfer of Note. Subject to the restrictions on transfer contained herein, if applicable, this Note and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Note with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company (or at such office or agency as the Company may designate in writing to the Holder).

         13. Events of Default. If any of the following shall occur (each a "Default"): (a) the Company shall fail to pay any principal of or interest on this Note when due (whether by scheduled maturity, acceleration, demand or otherwise), or (b) the Company shall fail to perform or observe any term,

                                    -E 124-
covenant or agreement contained herein (including, without limitation, the failure to honor any Conversion Notice or to make any prepayment as provided in any Election Notice) to be performed or observed by the Company, or (c) the
Company shall fail to pay any debt for borrowed money or other similar obligation or liability in excess of $100,000 ("Indebtedness") (excluding Indebtedness evidenced by this Note), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of the maturity of such Indebtedness, unless such default or failure to pay has been waived by the party to which enforcement would be charged; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (d) one or more judgments or orders for the payment of money exceeding by $100,000 or more any applicable insurance coverage shall be rendered against the Company, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or (e) the Company shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Company or for any substantial part of its property and such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days; or the Company shall take any action to authorize or effect any of the actions set forth above in this clause
(e); or (f) any provision of this Note shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof; or the Company shall deny that it has any liability or obligation hereunder or thereunder; then the Holder may (i) declare the Outstanding Principal Amount of this Note and all other amounts due hereunder to be immediately due and payable, whereupon the Outstanding Principal Amount of this Note and all such other amounts shall become and shall be forthwith due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and all such amounts, if unpaid, shall bear interest at the Default Rate, (ii) notwithstanding any provision to the contrary contained herein, convert this Note at the Conversion Price then in effect, and (iii) exercise any and all of its other rights under applicable law, and hereunder.

         14. Subordination. The Company hereby agrees, and the Holder by its acceptance hereof agrees, that the payment of the principal of and interest on this Note is hereby expressly made subordinate and junior in right of payment, to the extent hereinafter set forth, to the prior payment in full of all

                                    -E 125-
indebtedness of the Maker on account of "Senior Debt." As used herein "Senior Debt" shall mean all principal of (and premium, if any) and interest on and other amounts due on any indebtedness, whether outstanding on the date of execution of this Note or thereafter created, incurred, assumed or guaranteed by the Company for money borrowed from others (including, for this purpose, all obligations incurred under capitalized leases or purchase money mortgages) or in favor of trade creditors or in connection with the acquisition by it of any other business or entity, and, in each case, all renewals, extensions and refundings thereof, other than (a) any such indebtedness as to which, in the instrument creating or evidencing the same, it is provided that such indebtedness is not superior in right of payment to this Note and (b) indebtedness of the Company to any affiliate.

              (a) Notwithstanding anything to the contrary contained in this Note, no payment of the principal of or interest on this Note shall be made at any time a default in payment of any Senior Debt shall have occurred and be continuing without the prior written consent of the holders of the Senior Debt.

              (b) In the event of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to any of the property of the Company, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding-up of Company, whether or not involving insolvency or bankruptcy, then the holders of the Senior Debt shall be entitled to receive payment in full of all principal of, and premium, if any, and interest on all Senior Debt before the holder of this Note shall be entitled to receive any payment on account of principal or interest on this Note, and to that end the holders of the Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note, except securities of the Company which are subordinate and junior in right of payment to the payment of all of the Senior Debt then outstanding.

         The subordination provisions of this Note are for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand, and the holder of this Note on the other hand, against the Company and its property; and nothing herein shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with the terms and provisions hereof; nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon any default by the Company to make any payment of the principal of or interest on this Note, subject to the rights of the holders of the Senior Debt to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note.

         15. Miscellaneous.

              (a) The Company agrees that all notices or other communications provided for hereunder shall be in writing (including telecommunications) and

                                    -E 126-
shall be mailed, telecopied or delivered to the Company at the address of the Company set forth next to its signature, or at such other address as may hereafter be specified by the Company to the Holder in writing. All notices and communications shall be effective (i) upon receipt, if delivered personally,
(ii) upon receipt, when sent by facsimile with confirmed telecopier  answerback,
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive same.

              (b) No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof by the Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Holder. No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (c) Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

              (d) The Company hereby (i) irrevocably submits to the jurisdiction of the courts of the State of New York or the United States for the Eastern District of New York, in each case, shifting in New York County in any action or proceeding arising out of or relating to this Note, (ii) waives any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agrees that all claims in respect of such an action or proceeding may be heard and determined in such courts. The Company (by its acceptance hereof) waives any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Note.

                                    -E 127-

              (e) This Note shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles.

                                                     BEAUTYBUYS.COM  INC.


                                                     ------------------
                                                     Thomas J. Barbella
                                                     President

                                    -E 128-

                                    EXHIBIT A

                               BEAUTYBUYS.COM INC.
                                CONVERSION NOTICE


Reference is made to the 8% Convertible Subordinated Note (the "Note"), made by BEAUTYBUYS.COM INC., a New Jersey corporation (the "Company"), to the order of NEW ERA FOODS, INC. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the amount under this Note indicated below into shares of Common Stock, $.001 par value per share of the Company (the "Common Stock"), as of the date specified below.

         Date of Conversion:
                                    --------------------------

         Outstanding Principal Amount of Note to be
         converted:
                                    --------------------------

         Please confirm the following information:
         Conversion Price:
                                    --------------------------

         Number of shares of Common Stock
         to be issued:
                                    --------------------------


Please issue the Common Stock and, if applicable, any check drawn on an account of the Company into which Note is being convened in the following name and to the following address:

         Issue to:
                                    --------------------------
                                    --------------------------
                                    --------------------------
                                    --------------------------

         Facsimile Number:
                                    --------------------------

         Authorization:
                                    --------------------------

                                    By:
                                    --------------------------
                                    Title:
                                    --------------------------

         Dated:
                                    --------------------------

                                    -E 129-

                                    EXHIBIT B

                               FORM OF ASSIGNMENT


                [To be executed only upon assignment of the Note]


For value received, the undersigned registered Holder of the within Note hereby sells, assigns and transfers unto _________ the right represented by such Note.


Dated:
      ----------------
                    (Signature must conform in all respects to the name of holder as specified on the face of the Note)



                                      ------------------------------------------
                                      (Street Address)


                                      ------------------------------------------
                                      (City) (State) (Zip Code)



Signed in the presence of:

                                    -E 130-

                                    EXHIBIT F

                               BEAUTYBUYS.COM INC.

                         NON-COMPETITION AND PROPRIETARY
                              INFORMATION AGREEMENT


     THIS AGREEMENT is entered into as of the ____ day of November, 1999 by and between _________________________, residing at ________________________________
(herein called the "Employee"), and BEAUTYBUYS.COM, INC., a Delaware corporation having its principal place of business at 40 Underhill Boulevard, Syosset, New York 11791-0996 (the "Company", which term includes any subsidiaries or affiliates thereof).

                              W I T N E S S E T H:


     WHEREAS, the Employee is employed by the Company as of _____________, 19__, and it is a condition to such continued employment and to the grant of any increases in compensation, stock options or other incentive compensation that the Employee enter into an agreement with the Company upon the terms set forth herein.

     NOW  THEREFORE,  in  consideration  of the  foregoing  and  other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows.

         (a) Full Time Employment; Non-Competition

              (a) The Employee shall devote all of his business time and energies to the business of the Company and shall not at any time while employed by the Company and for a period of one year after termination of such employment from the Company (the "Non-Competition Period"), engage in any business on behalf of any other company or himself and shall not directly or indirectly own an interest in, manage, operate, join, control, be employed by or participate either directly or indirectly in the ownership, management, operation or control of, or be connected in any manner with, any business whose activities conflict with, are competitive with, or are similar to, that of the Company.

              (b) While employed by the Company, and during the Non-Competition Period, the Employee shall not, directly or indirectly:


                                    -E 131-

                    (a) perform services for or render advice to any person or business wherever located, which currently has, or is contemplating having, any products, or which currently performs, or is contemplating the performance of, any services, which competes with any products, lines of business or services of the Company; and

                    (b) on his own behalf or on behalf of or as an employee of any other person or business, contact or approach any person or business wherever located, with a view to selling or assisting others to sell products or services competing with any products or services of the Company.

         (b) Non Business Solicitation; Non-Hiring of Employees.

              Except for the customers listed on Schedule "A" annexed hereto and made a part hereof, the Employee shall not during the time employed by the Company and during the Non-Competition Period, engage in business of the type conducted by the Company with or solicit business of the type conducted by the Company from any person, firm or entity which was a customer of the Company at any time within one year preceding the termination of his employment, induce or attempt to induce any such customer to reduce its business with the Company, solicit or attempt to solicit any employees of the Company to leave the employ of the Company or offer or cause to be offered employment to any person who was employed by the Company at any time during the six months prior to the termination of his employment with the Company. While employed by the Company, and during the Non-Competition Period, the Employee shall also not engage in business of the type conducted by the Company with any prospective customer of the Company. For this purpose a "prospective customer' shall mean potential customers which the Company has solicited or with which the Company has had active discussions concerning potential business at any time during the one year preceding the end of the Employee's employment by the Company. The Employee acknowledges that (a) in the event his employment with the Company terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions and (b) his ability to earn a livelihood without violating such restrictions is a material condition of his employment with the Company.

         (c) Proprietary Information.

              (a) The Employee has not and unless authorized or instructed in writing by the Company, the Employee shall not, except as required in the conduct of the Company's business, during or after his employment by the Company, disclose to others, or use, any of the Company's inventions or discoveries or its secret or confidential information, knowledge or data (oral, written, or in machine-readable form) which the Employee may have obtained or will obtain during the course of or in connection with the Employee's

                                    -E 132-
employment, including such inventions, discoveries, information, knowledge, know-how or data relating to machines, equipment, products, services, systems, software, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, whether or not developed by the Employee, by others in the Company or obtained by the Company from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge, know-how or data have been identified by the Company as secret or confidential, unless and until, and then only to the extent that, such inventions, discoveries, information, knowledge, know-how or data become available to the public otherwise than by the Employee's act or omission.

              (b) During the course of his employment by the Company and thereafter, the Employee shall not, except as required in the conduct of the Company's business, disclose to others, or use, any of the information relating to present and prospective marketing, sales and advertising programs and agreements with representatives or prospective representatives of the Company, present or prospective sources of supply or any other business arrangements of the Company, including but not limited to customers, customer lists, costs, prices and earnings, whether or not such information is developed by the Employee, by others in the Company or obtained by the Company from third parties, and irrespective of whether or not such information has been identified by the Company as secret or confidential, unless and until, and then only to the extent that, such information becomes available to the public otherwise than by the Employee's act or omission.

         (d) Assignment of Inventions.

              The Employee agrees to assign to the Company or its affiliates, successors or assigns, all of his rights to inventions, or discoveries, trademarks, tradenames and intellectual property which, during the period of his employment with the Company or its affiliates, successors or assigns, the Employee has made or conceived, either solely or jointly with others, in the time or course of his employment with the Company or its affiliates, successors or assigns, or with the use of the Company's or their time, materials or facilities, or relating to any subject matter with which his work for the Company, its affiliates, successor or assigns is or may be concerned. The Employee further agrees without charge to the Company, its affiliates, successors or assigns, but at the Company's or their expense, to execute, acknowledge and deliver all such papers or documents, including applications for patents, trademarks, registrations and copyrights, and to perform such other acts as the Employee lawfully may perform, as may be necessary in the opinion of the Company, its affiliates, successors or assigns, to obtain or maintain patents, trademarks, registrations and copyrights for said inventions, trademarks, tradenames and intellectual property in any and all countries and to vest title thereto to the Company, its affiliates, successors or assigns.

                                    -E 133-

         (e) Prior Employment.

              (a) Employee represents that his performance of any and all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by him in confidence or in trust prior to his employment by the Company. The Employee has not entered into, and he agrees he will not enter into, any agreement either written or oral in conflict herewith.

              (b) Employee understands as part of the consideration for his continued employment by the Company, that he has not brought and will not bring with him to the Company or use in the performance of his responsibilities at the Company any materials or documents of a former employer which are not generally available to the public, unless he has obtained written authorization from the former employer for their possession and use.

              (c) In the event that prior to entering the employ of the Company, the Employee had terminated employment with one or more prior employers, the Employee agrees to indemnify and hold harmless the Company, its directors, officers and employees, against any liabilities and expenses, including amounts paid in settlement, incurred by any of them in connection with any claim by any of his prior employers that the termination of his employment with such employer, his employment by the Company, or use of any skills and knowledge by the Company is a violation of contract or law. On or prior to the date hereof, Employee has delivered to the Company a copy of any contract of employment between Employee and each such prior employer.

         (f) Return of Property.

              All computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and other writings, whether copyrightable or not, relating to or dealing with the Company's business and plans, and those of others entrusted to the Company which are prepared or created by the Employee or which may come into his possession at any time during or as a result of his employment, are the property of the Company, and upon termination of his employment, the Employee agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and writings and all copies thereof to the Company. The Company may withhold any amounts due to the Employee against return of these materials and any other materials of the Company or its customers.

                                    -E 134-

         (g) Survival.

              The covenants in this Agreement on the part of the Employee shall survive termination of this Agreement, and the existence of any claim or cause of action of the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. The Employee agrees that a remedy at law for any breach of the foregoing covenants would be inadequate and that the Company shall be entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to the Company, and to recover from the Employee its legal fees and expenses in connection therewith.

         (h) Unenforceability.

              (a) If any of the rights or restrictions contained or provided for in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope, or other provisions hereof, or any other provisions of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions and enforce this Agreement in its reduced form for all purposes in the manner contemplated hereby.

              (b) The Company and the Employee intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Employee that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants as they relate to each jurisdiction, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         (i) Miscellaneous.

              (a) The rights and obligations of the Company under this Agreement may be assigned by the Company to the successors in interest of the Company or of that part of the business of the Company to which this Agreement applies. This Agreement may not be assigned by the Employee.

              (b) All notices provided for hereunder shall be deemed adequate if delivered personally to the Employee or if given to either party by first-class registered or certified postpaid mail, return receipt requested, addressed to the person to whom such notice is directed at his residence or usual place of business, or to such other address as such party may designate by notice similarly given, and shall be effective upon receipt.

                                    -E 135-

              (c) This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with, and governed by the laws of, the State of New York, exclusive of the choice-of-laws rules thereunder.

              (d) If any of the articles, sections, paragraphs or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.

              (e) The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both parties hereto, and this Agreement supersedes all prior understandings and agreements relating to the subject matter hereof.

              (f) The waiver by one party of a breach by the other of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless written and signed by the party against whom the waiver is sought to be enforced.

              (g) All headings and captions herein are for convenience only and shall not influence the construction or interpretation of this Agreement.

              (h) As used in this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter and vice versa, unless the context requires otherwise.

              (1) Nothing in this Agreement shall confer upon the Employee any right to continued employment, nor interfere with the right of the Company to terminate the employment of the Employee at any time.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his hand to be effective as of the date first above written.

                                            BEAUTYBUYS.COM INC.



                                            By:
                                               ------------------------------
                                               Name:
                                               Title:

                                               ------------------------------
                                                                   , Employee


                                    -E 136-

                                    Exhibit G

                               BEAUTYBUYS.COM INC.

                            NON-COMPETITION AGREEMENT

     THIS AGREEMENT is entered into as of the 23rd day of November, 1999 by and among BEAUTYBUYS.COM INC., a New Jersey corporation having its principal place of business at 40 Underhill Boulevard, Syosset, New York (herein called the "Company"), SYNERGY BRANDS, INC., a Delaware corporation having its principal place of business at 40 Underhill Boulevard, Syosset, New York 11791-0996 (the "Synergy"), and SINCLAIR BROADCAST GROUP, INC., a Maryland corporation having its principal place of business at 10706 Beaver Dam Road, Cockeysville, Maryland 21030 ("Sinclair").


                              W I T N E S S E T H:


     WHEREAS, Synergy and Sinclair are parties to a Stock Purchase Agreement of even date herewith (the "Synergy Purchase Agreement", providing for, inter alia, the issuance and sale by Synergy and the purchase by Sinclair of 2,200,000 shares of common stock, $.001 par value per share, of Synergy for an aggregate purchase price of $4,400,000; and

     WHEREAS, the Company and Sinclair are parties to a Stock Purchase Agreement of even date herewith (the "BeautyBuys Purchase Agreement", and, together with the Synergy Purchase Agreement, collectively the "Purchase Agreements" ), providing for, inter alia, the issuance and sale by the Company and the purchase by Sinclair of 900,000 shares of the Class B Common Stock, $.001 par value per share, of the Company, which shares are entitled to fifty percent (50%) of the voting rights of the outstanding capital stock of the Company, for an aggregate purchase price of $765,000; and

     WHEREAS, following the purchase pursuant to the BeautyBuys Purchase Agreement Synergy will be the owner of 9,000,000 shares of the outstanding Class A Common Stock, $.001 par value per share, of the Company, which shares are entitled to fifty (50%) percent of the voting rights of the outstanding capital stock of the Company; and

     WHEREAS, it is a condition precedent to the closing under the Purchase Agreements that the parties enter into this Agreement.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

                                    -E 137-

         (a) Non-Competition; Non-Solicitation.

              (i) During the Non-Competition Period (defined below), Sinclair and Synergy each agrees that it will not directly or indirectly own or acquire an interest in or control, any Person which is or would thereby become a Restricted Subsidiary (defined below); and

              (ii) During the Non-Competition Period, Sinclair will not, and will not cause or permit any Subsidiary of Sinclair, and Synergy will not, and will not cause or permit any Subsidiary of Synergy, to solicit or attempt to solicit any employees of the Company to leave the employ of the Company or offer or cause to be offered employment to any person who was employed by the Company at any time during the six months prior to such solicitation or attempted solicitation.

         (b) Definitions.

         As used herein:

              (i) the "Non-Competition Period" shall be the period of time commencing on the date hereof and continuing until the earliest to occur of (i) the one (1) year anniversary of the date hereof, (ii) the occurrence of an IPO with respect to the Company, or (iii) the occurrence of a Qualified Sale with respect to the Company; and

              (ii) "Restricted Subsidiary" means, with respect to Sinclair or Synergy, any corporation or other entity (i) of which ten (10%) percent or more of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by Sinclair or Synergy, as the case may be, and (ii) which derives twenty (20%) percent or more of its gross revenues from the sale of fragrances and/or professional hair care products on the date Sinclair or Synergy, as the case may be, acquires or would have acquired such 10% or more ownership interest in such corporation or other entity.

         (c) Survival.

              The covenants in this Agreement on the part of Synergy and Sinclair shall survive termination of this Agreement. Synergy and Sinclair each agrees that a remedy at law for any breach of its respective covenants herein would be inadequate and that the Company and the other such party shall be entitled to a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to the Company or such party.

                                    -E 138-

                  (d)      Unenforceability.

              (i) If any of the rights or restrictions contained or provided for in this Agreement shall be deemed to be unenforceable by reason of the extent, duration or geographical scope, or other provisions hereof, or any other provisions of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provisions and enforce this Agreement in its reduced form for all purposes in the manner contemplated hereby.

              (ii) The parties intend to and hereby confer jurisdiction to enforce the covenants contained in this Agreement upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the right of any party to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants as they relate to each jurisdiction, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

         (e) Miscellaneous.

              (i) The rights and obligations of the Company under this Agreement may be assigned by the Company to the successors in interest of the Company or of that part of the business of the Company to which this Agreement applies.

              (ii) All notices provided for hereunder shall be deemed adequate if given to any party in the manner and with the effect set forth for notices in the Purchase Agreements.

              (iii) This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with, and governed by the laws of, the State of New York, exclusive of the choice-of-laws rules thereunder.

              (iv) If any of the articles, sections, paragraphs or provisions of this Agreement shall be held by a court of last resort to be invalid, the remainder of this Agreement shall not be affected thereby.

              (v) The foregoing contains the entire agreement between the parties relating to the subject matter of this Agreement, and may not be altered or amended except by an instrument in writing signed by both parties hereto, and this Agreement supersedes all prior understandings and agreements relating to the subject matter hereof.

              (vi) The waiver by one party of a breach by the other of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless written and signed by the party against whom the waiver is sought to be enforced. (vii) All headings and captions herein are for convenience only and shall not influence the construction or interpretation of this Agreement.

                                    -E 139-

              (vii) All headings and captions herein are for convenience only and shall not influence the construction or interpretation of this Agreement.

              (viii) As used in this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter and vice versa, unless the context requires otherwise.

              (ix) This Agreement may be executed in one or more counterparts, each of which shall be an original and together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have each has caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

                                            SYNERGY BRANDS INC.




                                             By:
                                                ----------------------------
                                                 Name:
                                                 Title:

                                            BEAUTYBUYS.COM INC.



                                             By:
                                                ----------------------------
                                                 Name:
                                                 Title:


                                            SINCLAIR BROADCAST GROUP, INC.



                                             By:
                                                ----------------------------
                                                 Name:
                                                 Title:

                                    -E 140-